RECONSTITUTED SERVICING AGREEMENT

           THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of December, 2005 (the “Effective Date”), by and among THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation (“Thornburg” or the “Seller”), BANK OF AMERICA, NATIONAL ASSOCIATION, as servicer (the “Servicer”), U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Trust Agreement defined below (the “Trustee”), on behalf of the Trust defined below and acknowledged by WELLS FARGO BANK, N.A., as master servicer (the “Master Servicer”), recites and provides as follows:

RECITALS

          WHEREAS, certain mortgage loans identified on Schedule I hereto (the “Mortgage Loans”) were purchased by the Seller and are currently being serviced by the Servicer pursuant to a Flow Mortgage Loan Sale and Servicing Agreement between the Seller and the Servicer, as seller, dated as of November 1, 2005 (the “Sale and Servicing Agreement”), a copy of which is attached as Exhibit B hereto;

          WHEREAS, the Seller shall convey such Mortgage Loans to Structured Asset Mortgage Investment II, Inc., a Delaware special purpose corporation (“SAMI II”), which in turn has conveyed the Mortgage Loans to Thornburg Mortgage Securities Trust 2005-4 (the “Trust”) on the Effective Date, pursuant to a trust agreement dated as of December 1, 2005 (the “Trust Agreement”), among the Trustee, the Master Servicer, SAMI II, as seller (referred to herein as the “Depositor”), Wilmington Trust Company, as Delaware trustee, Wells Fargo Bank, N.A., as securities administrator and Thornburg.

          WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances as set forth herein, to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default by the Servicer under this Agreement;

          WHEREAS, the Seller and the Servicer desire that the provisions of the Sale and Servicing Agreement shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a “Reconstitution” as defined under the Sale and Servicing Agreement which shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Trust Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

           1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto, shall have the meanings ascribed to such terms in the Sale and Servicing Agreement, unless otherwise modified herein.

           2. Trust Cut-off Date. The parties hereto acknowledge that by operation of Section 10.15 of the Sale and Servicing Agreement, the remittance on January 18, 2006 to the Trust is to include principal due after December 1, 2005 (the “Trust Cut-off Date”) plus interest at the Mortgage Loan Remittance Rate due on the related Due Date exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date.

           3. Assignment and Assumption. From and after the Effective Date, the Trust agrees to be bound as “Purchaser” by all of the terms, covenant, obligations and conditions under the Sale and Servicing Agreement, as modified herein, with respect to the Mortgage Loans other than with respect to any terms, covenants, obligations or conditions applicable to the “Purchaser” that arose prior to the Effective Date.

           4. Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Sale and Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Sale and Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full. The servicing fee for each Mortgage Loan shall be 0.25%.

           5. Master Servicing; Termination of Servicer. The Servicer shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee, which is acting on behalf of the Trust, the owner of the Mortgage Loans, shall have the same rights as the Purchaser under the Sale and Servicing Agreement to enforce the obligations of the Servicer under the Sale and Servicing Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon an Event of Default, as provided in Section 12.01 of the Sale and Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Purchaser under the Sale and Servicing Agreement; it being understood that the Trust shall remain primarily liable for all obligations of “Purchaser” pursuant to the Sale and Servicing Agreement and this Agreement. The parties to the Trust Agreement agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement. All parties herein acknowledge and agree that the Servicer shall not be obligated to defend and indemnify and hold harmless the Master Servicer, the Trustee, the Trust and the Seller against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of the Servicer which were taken or omitted upon the instruction or direction of the Master Servicer or Trustee, as applicable, or (ii) the failure of the Master Servicer or the Trustee, as applicable, to perform the obligations of the Purchaser with respect to the Sale and Servicing Agreement and this Agreement.

          6. Representations.

                (a) The Trust warrants and represents to, and covenants with, the Seller and the Servicer that as of the date hereof;

                     (i) The Trust is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and the Trust has all requisite power and authority to acquire and own the Mortgage Loans;

                     (ii) The Trust has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Trust’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Trust’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Trust is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Trust or its property is subject. The execution, delivery and performance by the Trust of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Trust. This Agreement has been duly executed and delivered by the Trust and, upon the due authorization, execution and delivery by the Trustee on behalf of the Trust, will constitute the valid and legally binding obligation of the Trust enforceable against the Trust in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

                     (iii) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Trust in connection with the execution, delivery or performance by the Trust of this Agreement, or the consummation by it of the transactions contemplated hereby.

                 (b) The Servicer shall not be obligated or required to make any further representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates pursuant thereto. Notwithstanding anything to the contrary, the representations set forth in Section 7.01 of the Sale and Servicing Agreement shall remain in full force and effect. Further, the representations made in Section 7.02 of the Sale and Servicing Agreement shall be deemed to be made as of the date of this Agreement.

           7. Indemnification. The Trust shall indemnify the Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer may sustain in any way related to this Agreement or the Certificates issued pursuant to the Trust Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or a breach of its representations and warranties made hereunder.

           8. Notices. All notices, consents, certificates and other communications required to be delivered between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trust, the Trustee or the Master Servicer, on behalf of the Trustee, shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent. All notices and other written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045-1951 Attention: Master Servicing Department, Thornburg 2005-4 Telephone: (410) 884-2000 Telecopier: (410) 715-2380

                     All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

Wells Fargo Bank, N.A. San Francisco, CA ABA# 121-000-248 Account Name: SAS Clearing Account No. 3970771416 FFC: 17209300; Thornburg 2005-4

                     All notices and other written information required to be delivered to the Trust or Trustee hereunder shall be delivered to the Trustee at the following address:

U.S. Bank National Association
U.S. Bank Corporate Trust Services
One Federal Street,
3rd Floor
Boston, MA 02110
Attention: Karen Beard, Thornburg 2005-4
Telephone: 617-603-6455
Facsimile: 617-603-6638

                     All notices and other written information required to be delivered to the Seller hereunder shall be delivered to it at the following address:

Thornburg Mortgage Home Loans, Inc. 150 Washington Avenue, Suite 302 Santa Fe, New Mexico 87501 Attention: Deborah Burns (Thornburg 2005-4) Telephone: (505) 954-5315 Facsimile: (505) 989-8156

                     All notices and written information required to be delivered to the Servicer hereunder shall be delivered to the Servicer at the following address:

Bank of America, National Association 201 North Tryon Street Charlotte, North Carolina 28255 Attention: Servicing Manager

           9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES EXCEPT FOR SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WHICH SHALL APPLY HERETO.

           10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

           11. Reconstitution. The Seller and the Servicer agree that this Agreement is a “Reconstitution Agreement” as defined in the Sale and Servicing Agreement.

           12. REMIC Status. The Servicer is hereby notified, and the Servicer hereby acknowledges such notice, that the Mortgage Loans will be held in a securitization pursuant to which a REMIC election will be made.

           13. Limitation of Liability: It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Trustee, not individually or personally but solely as the Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trustee are made and intended not as personal representations, undertakings and agreements by Trustee but are made and intended for the purpose of binding only the Trust and the Trust is bound to such representations, warranties, covenants, undertakings and agreements, (c) nothing herein contained shall be construed as creating any liability on Trustee, individually or personally, to perform any covenant either expressly or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Trustee be personally liable for payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by or on behalf of the Trust under this Agreement; provided, however, it is understood and acknowledged by the Trustee and the Trust that the Trust shall remain primarily liable for all obligations, representations, warranties, covenants, undertakings and agreements of “Purchaser” set forth in the Sale and Servicing Agreement and this Agreement.

                    Executed as of the day and year first above written.

THORNBURG MORTGAGE HOME LOANS, INC., as Seller By: /s/ Deborah J. Burns Deborah J. Burns Senior Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION as Servicer By: /s/ Jill E. Payne Jill E. Payne Vice President

U.S. BANK NATIONAL ASSOCIATION,
not individually but solely as Trustee on behalf of
Thornburg Mortgage Securities Trust 2005-4– The Trust

By:  /s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

Acknowledged By:

WELLS FARGO BANK, N.A.,
as Master Servicer

By:  /s/ Amy Doyle
Name: Amy Doyle
Title: Vice President

EXHIBIT A

Modifications to the Sale and Servicing Agreement

                     1. The provisions of the Sale and Servicing Agreement shall be applicable to the Mortgage Loans, except as modified herein.

                     2. The definition of “Business Day” in Article 1 is hereby amended as follows:

Business Day: Any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the States of California, Delaware, New York, Maryland, Minnesota, Illinois, Texas, Virginia or Iowa are authorized or obligated by law or executive order to be closed.

                     3. The definition of “Substitute Mortgage Loan” in Article 1 is hereby amended by the addition of the following language at the end of the first sentence thereof:

and (ix) qualify as a Substitute Mortgage Loan under the Trust Agreement.

                     4. Section 10.04 (Establishment of Custodial Accounts; Deposits in Custodial Accounts) is hereby amended by replacing the phrase “in trust for Thornburg Mortgage Home Loans, Inc. as Purchaser of Mortgage Loans” in the first paragraph with the phrase ” in trust for the Trustee on behalf of Thornburg Mortgage Securities Trust 2005-4.”

                     5. Section 10.05 (Withdrawals From the Custodial Account) is hereby amended by deleting clause (b) and replacing it with the following:

(b)to reimburse itself for P&I Advances provided, that with respect to any Mortgage Loan, Servicer’s right to reimbursement shall be limited to the funds collected by Servicer from the related Mortgagor or any other Person, including, but not limited to, Liquidation Proceeds and Condemnation Proceeds, and with respect to REO Property, funds received as rental or similar income. Servicer’s right to reimbursement set forth in the preceding sentence shall be prior to the rights of the Trust; provided however, that in the event that Servicer determines in good faith that any unreimbursed P&I Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds with respect to such Mortgage Loan, Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that Servicer’s right thereto shall be prior to the rights of the Trust;

                     6. Section 10.06 (Establishment of Escrow Account; Deposits in Escrow Account) is hereby amended by deleting the language “in trust for Thornburg Mortgage Home Loans, Inc. as Purchaser of Mortgage Loans and various Mortgagors” in the first paragraph and replacing it with the phrase “in trust for the Trustee on behalf of Thornburg Mortgage Securities Trust 2005-4.”

                     7. Section 10.13 (Title, Management and Disposition of REO Property) is hereby amended by:

(i) deleting subsection (a) and replacing it with the following:

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trust.

(ii) adding the following paragraph as the second paragraph of subsection (a):

Notwithstanding anything to the contrary contained in this Section 10.13, in the event Servicer has actual notice of, or has actual knowledge that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, Servicer shall not, on behalf of the Trustee and Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust or Trustee would be considered to hold title to, to be a “mortgagee-in-possession of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(a) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that it would be in the best economic interest of the Trust to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust to take such actions with respect to the affected Mortgaged Property.

Upon completion of the audit, Servicer shall provide the Trustee and the Master Servicer with a copy of such audit. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, unless otherwise consented to by the Trustee on behalf of the Trust. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. The cost of the environmental audit report contemplated by this Section 10.13 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account or Escrow Account as provided in the Sale and Servicing Agreement.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust; provided, however, that the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental audit repot, together with the Servicing Advances and P&I Advances made by the Master Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account or Escrow Account as provided in the Sale and Servicing Agreement.

                     (iii) by replacing the first paragraph of subsection (d) with the following:

Servicer shall use its reasonable efforts to dispose of each REO Property as soon as possible and shall sell each REO Property in any event within three (3) years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property and Servicer, at its expense, obtains an extension of time from the Internal Revenue Service to sell the REO Property or provides an opinion of counsel that the REMIC status is not affected if Servicer has not disposed of the REO Property within such three (3) year period. If a period longer than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property.

                     8. New Section 8.16 (Termination of Rights and Obligations) is hereby added to read as follows:

All rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust pursuant to the Trust Agreement.

EXHIBIT B

Sale and Servicing Agreement

FLOW MORTGAGE LOAN

SALE AND SERVICING AGREEMENT

between

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Seller and as Servicer,

and

THORNBURG MORTGAGE HOME LOANS, INC.,

as Purchaser

dated as of November 1, 2005

Residential Mortgage Loans

TABLE OF CONTENTS

Page

SECTION 1.	Definitions	1
SECTION 2.	Purchase and Conveyance	14
SECTION 3.	Mortgage Loan Schedule	15
SECTION 4.	Purchase Price	15
SECTION 5.	Examination of Mortgage Files	15
SECTION 6.	Delivery of Mortgage Loan Documents	15
Subsection 6.01 Subsection 6.02 Subsection 6.03	Possession of Mortgage Files Books and Records Delivery of Mortgage Loan Documents	15 16 16
SECTION 7.	Representations, Warranties and Covenants; Remedies for Breach	17
Subsection 7.01 Subsection 7.02 Subsection 7.03	Representations and Warranties Regarding Individual Mortgage Loans Seller and Servicer Representations Remedies for Breach of Representations and Warranties	18 30 32
SECTION 8.	Closing Conditions	34
SECTION 9.	Costs	35
SECTION 10.	Administration and Servicing of Mortgage Loans	35
Subsection 10.01
Subsection 10.02
Subsection 10.03
Subsection 10.04
Subsection 10.05
Subsection 10.06
Subsection 10.07
Subsection 10.08
Subsection 10.09
Subsection 10.10
Subsection 10.11
Subsection 10.12
Subsection 10.13
Subsection 10.14
Subsection 10.15
Subsection 10.16
Subsection 10.17
Subsection 10.18
Subsection 10.19
Subsection 10.20
Subsection 10.21
Subsection 10.22
Subsection 10.23
Subsection 10.24
Subsection 10.25
Subsection 10.26
Subsection 10.27	Servicer to Act as Servicer; Subservicing
Liquidation of Mortgage Loans
Collection of Mortgage Loan Payments
Establishment of Custodial Account; Deposits in Custodial Account
Withdrawals From the Custodial Account
Establishment of Escrow Account; Deposits in Escrow Account
Withdrawals From Escrow Account
Payment of Taxes, Insurance and Other Charges; Collections Thereunder
Transfer of Accounts
Maintenance of Hazard Insurance
Maintenance of Primary Mortgage Insurance Policy; Claims
Fidelity Bond; Errors and Omissions Insurance
Title, Management and Disposition of REO Property
Servicing Compensation
Distributions
Statements to the Purchaser
Advances by the Servicer
Assumption Agreements
Satisfaction of Mortgages and Release of Mortgage Files
Annual Statement as to Compliance
Annual Independent Public Accountants' Servicing Report
Servicer Shall Provide Access and Information as Reasonably Required
Inspections
Restoration of Mortgaged Property
Fair Credit Reporting Act
BPP Mortgage Loans
Designation of a Master Servicer	35 37 37 38 40 41 41 42 42 42 43 44 45 46 46 46 47 48 48 49 50 51 51 51 52 52 52 53
SECTION 11.	The Servicer	53
Subsection 11.01 Subsection 11.02 Subsection 11.03 Subsection 11.04	Indemnification; Third Party Claims Merger or Consolidation of the Servicer Limitation on Liability of the Servicer and Others Seller and Servicer Not to Resign	53 54 54 55
SECTION 12.	Default	55
Subsection 12.01 Subsection 12.02	Events of Default Waiver of Default	55 56
SECTION 13.	Termination	57
Subsection 13.01 Subsection 13.02	Termination Successors to the Servicer	57 57
SECTION 14.
SECTION 15.
SECTION 16.
SECTION 17.
SECTION 18.
SECTION 19.
SECTION 20.
SECTION 21.
SECTION 22.
SECTION 23.
SECTION 24.
SECTION 25.
SECTION 26.
SECTION 27.
SECTION 28.
SECTION 29.
SECTION 30.
SECTION 31.	Notices
Severability Clause
No Partnership
Counterparts
Governing Law
Intention of the Parties
Waivers
Exhibits
General Interpretive Principles
Reproduction of Documents
Amendment
Confidentiality
Entire Agreement
Further Agreements; Securitization
Compliance with REMIC Provisions
Successors and Assigns
Non-Solicitation
Protection of Consumer Information	58 58 59 59 59 59 60 60 60 61 61 61 61 62 63 63 64 64

EXHIBITS

EXHIBIT 1 EXHIBIT 2 EXHIBIT 3 EXHIBIT 4 EXHIBIT 5 EXHIBIT 6 EXHIBIT 7 EXHIBIT 8	MORTGAGE LOAN DOCUMENTS

CONTENTS OF EACH MORTGAGE FILE

UNDERWRITING GUIDELINES

FORM OF LOST NOTE AFFIDAVIT

FORM OF MONTHLY REMITTANCE REPORT

FORM OF TERM SHEET

FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER

FORM OF SERVICER CONTROL NOTICE

FLOW MORTGAGE LOANSALE
AND SERVICING AGREEMENT

        THIS FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT (the “Agreement”), dated as of November 1, 2005, is hereby executed by and between THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation, as purchaser (the “Purchaser”), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as seller (the “Seller”) and as servicer (the “Servicer”).

WITNESSETH:

        WHEREAS, the Seller has agreed to sell from time to time to the Purchaser, and the Purchaser has agreed to purchase from time to time from the Seller, certain residential, first-lien Mortgage Loans (as defined herein) as described herein on a servicing-retained basis, and which shall be delivered as whole loans as provided herein; and

        WHEREAS, the Mortgage Loans will be sold by the Seller and purchased by the Purchaser as pools or groups of whole loans, servicing retained on the various Closing Dates as provided herein; and

        WHEREAS, each of the Mortgage Loans will be secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule (as defined herein) which will be annexed to a Term Sheet (as defined herein) on the related Closing Date; and

        WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans;

        NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Seller and the Servicer agree as follows:

        SECTION 1. Definitions.

        For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

        Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Interest Rate is adjusted periodically.

        Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

        Agency Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program.

        Agreement: This Flow Mortgage Loan Sale and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

        ALTA: The American Land Title Association or any successor thereto.

        Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

        Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

        Balloon Mortgage Loan: Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

        BPP Addendum: With respect to any BPP Mortgage Loan, a Borrowers Protection Plan® addendum to the related Mortgage Note pursuant to which the Servicer agrees to cancel (i) certain payments of principal and interest on the related Mortgage Loan for up to twelve (12) months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of such Mortgage Loan upon the accidental death of the Mortgagor, subject to the terms thereof. When used herein, a Mortgage Loan to which such BPP Addendum relates is a BPP Mortgage Loan, to the extent not so stated.

        BPP Fees: With respect to any BPP Mortgage Loan, any fees payable by a Mortgagor for the right to cancel any portion of principal or interest of a BPP Mortgage Loan pursuant to the terms of the related BPP Addendum.

        BPP Mortgage Loan: Any Mortgage Loan which includes a BPP Addendum, provided that such BPP Addendum has not been terminated in accordance with its terms.

        BPP Mortgage Loan Payment: With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total Covered Amount, if any, payable by the Servicer pursuant to Subsection 10.26.

        Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the States of New York, California or Virginia are authorized or obligated by law or executive order to be closed.

        Closing Date: The date or dates, set forth in the related Term Sheet, on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell the Mortgage Loans identified on the related Mortgage Loan Schedule attached thereto.

        Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

        Commission: As defined in Subsection 10.20.

        Condemnation Proceeds: All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

        Consumer Information: Information including, but not limited to, all personal information about the Mortgagors that is supplied to the Seller by or on behalf of the Mortgagors.

         Conventional Mortgage Loan: Any Mortgage Loan that is not a FHA Mortgage Loan or VA Mortgage Loan.

        Convertible Mortgage Loan: An Adjustable Rate Mortgage Loan that by its terms and subject to certain conditions allows the Mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

        Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

         Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

        Cooperative Loan Documents: With respect to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) the Seller’s executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain of title from the mortgagee to the Seller with evidence of recording thereon (or in a form suitable for recordation).

        Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

         Cooperative Shares: Shares issued by a Cooperative Corporation.

        Cooperative Unit: A single family dwelling located in a Cooperative Property.

        Custodial Account: As defined in Subsection 10.04.

        Customary Servicing Procedures: Procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account after giving due consideration to the accepted mortgage servicing practices of prudent lending institutions.

        Cut-off Date: With respect to each Mortgage Loan, the first day of the month of the related Closing Date as set forth in the related Term Sheet.

        Cut-off Date Principal Balance: The aggregate Stated Principal Balance of the Mortgage Loans, set forth in the related Term Sheet, as of the related Cut-off Date which is determined after the application, to the reduction of principal, of payments of principal due on or before the related Cut-off Date, whether or not collected, and of Principal Prepayments received before the related Cut-off Date.

        Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Substitute Mortgage Loan in accordance with this Agreement.

        Depositor: As defined in Subsection 10.20.

        Determination Date: With respect to each Remittance Date, the fifteenth (15th) day (or, if such 15th day is not a Business day, the following Business Day) of the month in which such Remittance Date occurs.

        Due Date: With respect to each Remittance Date, the first day of the month in which such Remittance Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

        Due Period: With respect to each Remittance Date and any Mortgage Loan, the period beginning on the second day of the month preceding such Remittance Date, and ending on the first day of the month in which such Remittance Date occurs.

        Eligible Investments: Any one or more of the following obligations or securities:

          (i)    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii)    demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in its highest short term rating category or one of the two highest rating long term categories by each Rating Agency;

          (iii)    repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

          (iv)    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest short term rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

          (v)    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which is rated in highest short term rating categories by each Rating Agency at the time of such investment;

(vi) a Qualified GIC;

          (vii)    certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts;

          (viii)    any other demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment rated in the highest rating category by each Rating Agency;

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

        Escrow Account: As defined in Subsection 10.06.

        Escrow Payments: The amounts constituting ground rents, taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums, flood insurance premiums, condominium charges and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

        Event of Default: Any one of the conditions or circumstances enumerated in Subsection 12.01.

        Exchange Act: As defined in Subsection 10.20.

        Fannie Mae: The entity formerly known as the Federal National Mortgage Association or any successor thereto.

        Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

        FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

        FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.

        FHA Mortgage Loan: A Mortgage Loan that has a MIC issued by HUD/FHA.

        Fidelity Bond: The fidelity bond required to be obtained by the Servicer pursuant to Subsection 10.12.

        FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

        First Remittance Date: With respect to each Mortgage Loan Package, the eighteenth (18th) day (or if such 18th day is not a Business Day, the Business Day immediately following such 18th day) of the month following the related Closing Date.

        Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

        Freddie Mac Guide: The Freddie Mac Single Family Seller/Servicer Guide and all amendments or additions thereto.

        GAAP: Generally accepted accounting principles consistently applied.

        Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note and Mortgage which is added to the Index in order to determine the related Mortgage Interest Rate.

        HUD: The United States Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

        Indemnified Party: As defined in Subsection 10.20.

        Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating interest thereon.

        Initial Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date as provided in the related Mortgage Note.

        Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies (including, without limitation, FHA or VA mortgage insurance) insuring the Mortgage Loan or the related Mortgaged Property.

        LGC: A Loan Guaranty Certificate issued by the VA as a guarantee that the federal government will repay to the lender a specified percentage of the loan balance in the event of the borrower’s default.

        Lifetime Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.

        Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

        Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date of determination, the ratio, expressed as a percentage, on such date of the outstanding principal balance of the Mortgage Loan, to the Appraised Value of the related Mortgaged Property.

        LTV: Loan-to-Value Ratio.

        Master Servicer: Wells Fargo Bank, N.A.

        MIC: Mortgage Insurance Certificate issued by HUD/FHA as evidence that a mortgage has been insured and that a contract of mortgage insurance exists between HUD/FHA and the lender.

        Monthly Covered Amount: With respect to any BPP Mortgage Loan, the amount of any principal and interest due by a Mortgagor and cancelled for any month pursuant to the terms of the related BPP Addendum upon the disability or involuntary unemployment of such Mortgagor.

        Monthly Payment: With respect to any Mortgage Loan, the scheduled payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date, which such payment may change on any Adjustment Date as provided in the related Mortgage Note and Mortgage for any Adjustable Rate Mortgage Loan.

        Mortgage: With respect to any Mortgage Loan that is not a Cooperative Loan, the mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property securing the Mortgage Note and, with respect to a Cooperative Loan, the related Security Agreement.

        Mortgage File: With respect to any Mortgage Loan, the items listed in Exhibit 2 hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, including, but not limited to, the limitations on such interest rate imposed by the Initial Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap, if any.

        Mortgage Loan: Each mortgage loan sold, assigned and transferred pursuant to this Agreement and identified on the Mortgage Loan Schedule annexed to the related Term Sheet, including, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

        Mortgage Loan Documents: With respect to any Mortgage Loan, the documents listed in Exhibit 1 hereto.

        Mortgage Loan Package: The pool or group of whole loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Term Sheet.

        Mortgage Loan Remittance Rate: With respect to any Mortgage Loan, the annual rate of interest payable to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

        Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans annexed to the related Term Sheet (and delivered in electronic format to the Purchaser), such schedule as setting forth the following information with respect to each Mortgage Loan: (1) the Servicer’s Mortgage Loan identifying number; (2) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investment property; (3) the property type for each Mortgaged Property; (4) the original months to maturity and the remaining months to maturity from the Cut-off Date; (5) the Loan-to-Value Ratio at origination; (6) the Mortgage Interest Rate as of the Cut-off Date; (7) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (8) the stated maturity date; (9) the amount of the Monthly Payment as of the Cut-off Date; (10) the paid-through date; (11) the original principal amount of the Mortgage Loan; (12) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (13) the Mortgage Loan Remittance Rate as of the Cut-off Date; (14) a code indicating the purpose of the Mortgage Loan; (15) a code indicating the documentation style; (16) the Appraised Value; (17) the identity of the originator; (18) the street address of the Mortgaged Property, including the city, county, state and zip code; (19) the number of times during the twelve (12) month period preceding the Closing Date that any Monthly Payment has been received more than thirty (30) days after its Due Date; (20) a code indicating whether or not the Mortgage Loan is subject to a Primary Mortgage Insurance Policy; (21) the date on which the Mortgage Loan was originated; (22) a code indicating whether the Mortgage contains a prepayment penalty provision together with the type and term of such penalty; (23) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (24) with respect to each Adjustable Rate Mortgage Loan, the Lifetime Rate Cap; (25) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap; (26) with respect to each Adjustable Rate Mortgage Loan, the Initial Rate Cap; (27) with respect to each Adjustable Rate Mortgage Loan, the Adjustment Date; (28) with respect to each Adjustable Rate Mortgage Loan, a code indicating whether the Mortgage Loan contains a provision whereby a Convertible Mortgage Loan may be converted to a fixed rate Mortgage Loan and what dates and the rate at which it converts; (29) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date and the Adjustment Date frequency; (30) with respect to each Adjustable Rate Mortgage Loan, the minimum Mortgage Interest Rate under the terms of the Mortgage Note; (31) with respect to each Adjustable Rate Mortgage Loan, the applicable Index; (32) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (33) the related Servicing Fee Rate; (34) a code indicating whether such Mortgage is insured by the FHA or guaranteed by the VA; (35) with respect to any Non-Conventional Mortgage Loan, the related VA entitlement percentage or FHA case number, as applicable; (36) with respect to each Adjustable Rate Mortgage, a code indicating whether the Mortgage Loan is a Convertible Mortgage Loan; (37) a code indicating whether such Mortgage Loan is a BPP Mortgage Loan; (38) the borrower’s last, first and middle name; (39) the borrower’s and co-borrower’s FICO scores; (40) debt-to-income ratio, if applicable; (41) number of units at the Mortgaged Property; (42) product type; (43) original Interest Rate; (44) original Principal and Interest Payment; (45) scheduled principal balance; (46) next interest change date; (47) property sale price; (48) original combined LTV; (49) interest only (Y/N); (50) term of interest only period; (51) interest only expiration date; (52) servicer; (53) a code indicating whether the Mortgage File contains an AVM with respect to the related Mortgaged Property; and (54) a code indicating whether the Mortgage Loan is a title search Mortgage Loan. With respect to the Mortgage Loans on the Mortgage Loan Schedule in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the Cut-off Date Principal Balance; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the weighted average months to maturity of the Mortgage Loans; (v) with respect to each Adjustable Rate Mortgage Loan, the weighted average Lifetime Rate Cap; and (vi) with respect to each Adjustable Rate Mortgage Loan, the weighted average Gross Margin.

        Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor, including any riders or addenda thereto.

        Mortgaged Property: With respect to each Mortgage Loan that is not a Cooperative Loan, the Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential Dwelling. With respect to each Cooperative Loan, the Cooperative Shares allocated to a Cooperative Unit in the related Cooperative Corporation that were pledged to secure such Cooperative Loan and the related Proprietary Lease.

        Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

        Mortgagor: The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

        NAIC: The National Association of Insurance Commissioners or any successor organization.

        Non-Conventional Mortgage Loans: The FHA Mortgage Loans and the VA Mortgage Loans.

        Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President of the Person on behalf of whom such certificate is being delivered.

        Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller or the Servicer, reasonably acceptable to the Purchaser.

        OTS: The Office of Thrift Supervision or any successor.

        P&I Advance: As defined in Subsection 10.17.

        Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate, on any Adjustment Date as provided in the related Mortgage Note.

        Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable to Fannie Mae or Freddie Mac.

        Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

        Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to this Agreement in exchange for the Mortgage Loans included in the related Mortgage Loan Package, as calculated pursuant to Section 4 and the related Term Sheet.

        Purchase Price Percentage: For each Mortgage Loan included in a Mortgage Loan Package, the percentage of par set forth in the related Term Sheet that is used to calculate the Purchase Price of the Mortgage Loans included in such Mortgage Loan Package.

        Purchaser: The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

        Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the qualifications of Fannie Mae or Freddie Mac and satisfied the requirements of Title XI of FIRREA.

        Rating Agency: Moody’s Investors Service, Inc., Standard & Poor’s Ratings Service, a Division of The McGraw-Hill Companies, Inc., Fitch, Inc., or any other nationally recognized statistical credit rating agency rating any security issued in connection with any Securitization.

        Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

        Reconstitution: As defined in Section 27.

        Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be reconstituted as part of a Securitization, Whole Loan Transfer or Agency Transfer pursuant to Section 27 hereof. The Reconstitution Date shall be such date the Purchaser shall designate in writing to the Seller.

        Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

        Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

        REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

        REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

        Remittance Date: The eighteenth (18th) day (or if such 18th day is not a Business Day, the first Business Day immediately following such 18th day) of any month, beginning with the First Remittance Date.

        REO Disposition: The final sale by the Servicer or the Purchaser of an REO Property.

        REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Subsection 10.13.

        REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure, as described in Subsection 10.13.

        Repurchase Price: With respect to any Mortgage Loan, an amount equal to (A) the Stated Principal Balance of such Mortgage Loan as of the date of repurchase plus (B) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from and including the last Due Date through which interest has been paid on behalf of the Mortgagor or advanced by the Servicer to the day prior to such date of repurchase, less amounts received in respect of such repurchased Mortgage Loan being held in the Custodial Account for distribution in connection with such Mortgage Loan, plus (C) any costs and damages incurred by the trust in the applicable Securitization in connection with any violation by such Mortgage Loan of any predatory or abusive lending law; provided, however, that if at the time of repurchase the Servicer is not the Seller or an affiliate of the Seller, the amount described in clause (B) shall be computed at the sum of (i) the Mortgage Loan Remittance Rate and (ii) the Servicing Fee Rate.

        Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a one-family dwelling in a planned unit development, none of which is a Cooperative Property (except as set forth in the related Term Sheet), mobile home or manufactured home.

        Sarbanes Certifying Party: A Person who provides certification required under the Sarbanes-Oxley Act of 2002 in connection with a Securitization or other securitization transaction.

        Securities: The securities issued in connection with a Securitization evidencing beneficial ownership interests in a trust the assets of which include the Mortgage Loans.

        Securitization: The transfer of the Mortgage Loans to a trust formed as part of a publicly issued and/or privately placed, rated securitization, including the issuance of the related Securities.

        Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

        Seller: Bank of America, National Association, a national banking association, or its successor in interest or any successor to the Seller under this Agreement appointed as herein provided.

        Servicer: Bank of America, National Association, a national banking association, or its successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

        Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the REO Property, and (d) payments made by the Servicer with respect to a Mortgaged Property pursuant to Subsection 10.08.

        Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of the applicable Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 10.05) of related Monthly Payments collected by the Servicer, or as otherwise provided under Subsection 10.05.

        Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth on the related Mortgage Loan Schedule or if not specified thereon, in the related Term Sheet.

        Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Purchaser by the Servicer, as such list may be amended from time to time.

        Stated Principal Balance: As to each Mortgage Loan as to any date of determination, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to the principal portion of any Monthly Payments due on or before such date, whether or not received, as well as any Principal Prepayments received before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

        Substitute Mortgage Loan: A mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, be approved by the Purchaser and (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not materially greater or less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate equal to that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Subsection 7.01; (vi) be current in the payment of principal and interest; (vii) be secured by a Mortgaged Property of the same type and occupancy status as secured the Deleted Mortgage Loan; and (viii) have payment terms that do not vary in any material respect from those of the Deleted Mortgage Loan.

        Term Sheet: With respect to each Mortgage Loan and Mortgage Loan Package, the Term Sheet, substantially in the form of Exhibit 6 attached hereto, confirming the sale by Seller and the purchase by Purchaser of the Mortgage Loan Package on the related Closing Date.

        Total Covered Amount: With respect to any BPP Mortgage Loan, the outstanding principal balance of the Mortgage Loan cancelled pursuant to the terms of the related BPP Addendum upon the accidental death of the related Mortgagor.

        Underwriting Guidelines: The underwriting guidelines of the Seller attached hereto as Exhibit 3, as may be updated and incorporated into Exhibit 3 from time to time by providing such updates to the Purchaser; provided, however, any such updates shall apply only to the Mortgage Loans in the related Mortgage Loan Package which are subject to purchases and sales occurring after such updates.

        VA: The Department of Veterans Affairs, an agency of the United States of America, or any successor thereto, including the Administrator of Veterans Affairs.

        VA Mortgage Loan: A Mortgage Loan that has a LGC issued by the VA.

        Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization or an Agency Transfer.

        SECTION 2. Purchase and Conveyance.

        The Seller, in exchange for the payment of the applicable Purchase Price by the Purchaser on the related Closing Date, receipt of which is hereby acknowledged, hereby sells, transfers, assigns, sets over and conveys to the Purchaser, without recourse, but subject to the terms of this Agreement, all of its rights, title and interest in and to the Mortgage Loans in a Mortgage Loan Package having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Term Sheet, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein, but excluding any BPP Fees.

        With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive: (a) all scheduled principal due after the applicable Cut-off Date, (b) all other payments and/or recoveries of principal collected on or after the applicable Cut-off Date (provided, however, that all scheduled payments of principal due on or before the applicable Cut-off Date and collected by the Servicer after the applicable Cut-off Date shall belong to the Seller), (c) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the applicable Cut-off Date) and (d) all BPP Mortgage Loan Payments payable by the Servicer pursuant to Subsection 10.26 with respect to scheduled principal and interest due after the applicable Cut-off Date.

        SECTION 3. Mortgage Loan Schedule.

        The Seller shall deliver the Mortgage Loan Schedule (which will be annexed to the related Term Sheet) to the Purchaser by no later than five (5) days prior to the related Closing Date.

        SECTION 4. Purchase Price.

        The Purchase Price for each Mortgage Loan Package shall be the Purchase Price Percentage multiplied by an amount equal to the Cut-off Date Principal Balance of the Mortgage Loans in such Mortgage Loan Package, or as otherwise calculated pursuant to the related Term Sheet, plus accrued interest on the aggregate scheduled principal balance of the Mortgage Loan Package at the weighted average Mortgage Loan Remittance Rate from the related Cut-off Date through the day immediately prior to the related Closing Date, inclusive. The initial principal amount of the Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date, after application of scheduled payments of principal due on or before the related Cut-off Date, whether or not collected. Such payment shall be made to the account designated by the Seller by wire transfer of immediately available funds no later than 4:00 p.m., Eastern Standard Time, on the related Closing Date.

        SECTION 5. Examination of Mortgage Files.

        In addition to any rights granted to the Purchaser hereunder to underwrite the Mortgage Loans and review the Mortgage Loan Documents prior to the related Closing Date, the Seller shall, prior to the related Closing Date, make the Mortgage Files available to the Purchaser for examination at the Seller’s offices. Such examination may be made by the Purchaser or its designee, at its expense, at any reasonable time before the related Closing Date. Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s or any of its successors’ rights to demand repurchase or other relief or remedy provided for in this Agreement.

        SECTION 6. Delivery of Mortgage Loan Documents.

        Subsection 6.01. Possession of Mortgage Files.

        The contents of each Mortgage File required to be retained by the Servicer to service the Mortgage Loans pursuant to this Agreement and thus not delivered to the Purchaser or its designee are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer’s possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only. The Mortgage File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer’s computer system to reflect clearly the ownership of such related Mortgage Loan by the Purchaser. The Servicer shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 of this Agreement or if required under applicable law or court order. The Servicer shall deliver to the Purchaser copies of any documents in a Mortgage File reasonably requested by the Purchaser within fifteen (15) days after the date of such request at the expense of the Purchaser.

        Subsection 6.02. Books and Records.

        All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Servicer after the Cut-off Date on or in connection with a Mortgage Loan as provided in Section 2 shall be vested in the Purchaser, subject to this Agreement; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 2 shall be received and held by the Servicer in trust for the benefit of the Purchaser as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

        As more fully set forth in Section 19, it is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a purchase on the Purchaser’s business records, tax returns and financial statements, and as a sale of assets on the Seller’s business records, tax returns and financial statements.

        Subsection 6.03. Delivery of Mortgage Loan Documents.

        With respect to each Mortgage Loan, the Seller shall deliver and release to the Purchaser, or its designee, under a bailee or custodial agreement, (a) five (5) Business Days prior to the related Closing Date (or such later date as the Purchaser may reasonably request), the original Mortgage Note endorsed in blank and the original Assignment of Mortgage assigned in blank and (b) the other Mortgage Loan Documents within a reasonable time following the related Closing Date; provided, however, that all original documents or, in the case of Mortgage Loan Documents delivered for recording, either the original recorded documentation or clerk-certified copies thereof shall be delivered to the Purchaser, or its designee, no later than one (1) year following the related Closing Date, subject to the following paragraph.

        In the event that the Seller fails to deliver such original or copy of any Mortgage Loan Document (except for the applicable Mortgage Note or related lost note affidavit) lost note affidavits shall not exceed 2% of the total number of Mortgage Loans in any Mortgage Loan Package), to the extent not set forth on the related bailee or custodial certification described in Section 8(c), which Mortgage Note or lost note affidavit must be delivered on or prior to the Closing Date) to the Purchaser or its designee within one (1) year following the related Closing Date, and in the event that the Seller does not cure such failure within sixty (60) days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at a price and in the manner specified in Subsection 7.03. The foregoing repurchase obligation shall not apply in the event the Seller cannot cause the Servicer to deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall cause the Servicer instead to deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer’s Certificate of a servicing officer of the Servicer, confirming that such document has been accepted for recording and that the Servicer shall immediately deliver such document upon receipt; and, provided further, that if the Seller cannot cause the Servicer to deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified time for any reason within one (1) year after receipt of written notification of such failure from the Purchaser, the Seller shall repurchase the related Mortgage Loan at the price and in the manner specified in Subsection 7.03.

        Notwithstanding the foregoing, to the extent that the Purchaser or its designee certifies as to any document as being delivered to it pursuant to any bailee or custodial agreement delivered in connection with this Agreement in a non-defective state and such document subsequently becomes missing or defective, the Seller shall not be obligated to repurchase the related Mortgage Loan by reason of such missing or defective document, to redeliver such document to the Purchaser or its designee or to correct any such defect.

        To the extent received by it, the Servicer shall promptly forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement.

        Within ninety (90) days after the related Closing Date, the Seller shall, or shall cause the Servicer to, with respect to the Non-Conventional Mortgage Loans, deliver to the Purchaser or its designee the original MIC or LGC, or an Officer’s Certificate, which shall (i) state that the MIC or LGC has not been delivered to the Purchaser or its designee due solely to a delay by the insuring agency, (ii) state the amount of time generally required by the insuring agency to process the MIC or LGC and (iii) specify the date the MIC or LGC will be delivered to the Purchaser or its designee. The Seller shall be required to deliver the MIC or LGC to the Purchaser or its designee by the date specified in clause (iii) above.

        SECTION 7. Representations, Warranties and Covenants; Remedies for Breach.

        Subsection 7.01. Representations and Warranties Regarding Individual Mortgage Loans.

        The Seller and, solely if specified below, the Servicer, hereby represent and warrant to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

          (a)    The information set forth in the Mortgage Loan Schedule annexed to the related Term Sheet and the information contained in the related electronic data file delivered by the Seller to the Purchaser is true, correct and complete in all material respects as of the related Cut-off Date.

          (b)    There are no defaults by the Seller, the Servicer or any prior originator in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

          (c)    The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded in the applicable public recording office required by law or if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, by the title insurer, to the extent required by the related policy, and, with respect to the Non-Conventional Mortgage Loans, by FHA or VA, as applicable, and is reflected on the related Mortgage Loan Schedule. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, by the title insurer, to the extent required by the policy, and, with respect to the Non-Conventional Mortgage Loans, by FHA or VA, as applicable, and which assumption agreement is a part of the Mortgage File and is reflected on the related Mortgage Loan Schedule.

          (d)    The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

          (e)    All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer generally acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae, Freddie Mac and to prudent mortgage lending institutions, and with respect to the Non-Conventional Mortgage Loans, FHA, VA, Fannie Mae, Freddie Mac or prudent mortgage lending institutions, as applicable, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides and Freddie Mac Guide as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy. All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. Seller has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, or enforceability thereof.

          (f)    Any and all requirements of any federal, state or local law including, without limitation, predatory or abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with; the Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer’s office during normal business hours upon reasonable advance notice.

          (g)    The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received on or after the related Cut-off Date and prior to the related Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

          (h)    The Mortgage is a valid, existing, perfected and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (A) specifically referred to in the lender’s title insurance policy, if any, delivered to the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property and (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser. With respect to any Cooperative Loan, the Security Agreement is a valid, subsisting and enforceable first priority security interest on the related Cooperative Shares securing the Mortgage Note, subject only to (a) liens of the related residential Cooperative Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Security Agreement.

          (i)    The Mortgage Note, the related Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.

          (j)    All parties to the Mortgage Note, the Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

          (k)    The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

          (l)    The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and, with respect to the Non-Conventional Mortgage Loans, any qualification requirements of FHA or VA, as applicable, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state.

          (m)    (i) with respect to each Mortgage Loan, the Mortgage Loan is covered by an ALTA lender’s title insurance policy, acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, issued by a title insurer acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (ii) and (iii) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment, or (ii) with respect to certain Refinanced Mortgage Loans, a title search has been done showing no lien (other than the exceptions contained in (h)(i), (ii) or (iii) above) on the related Mortgaged Property senior to the lien of the Mortgage or (iii) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where title insurance policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received. For each Mortgage Loan covered by a title insurance policy, (i) the Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act and (ii) no claims have been made under such lender’s title insurance policy, and the Seller or any prior holder of the Mortgage has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

          (n)    Other than Mortgage Loans delinquent fewer than thirty (30) days as of the related Cut-off Date, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

          (o)    There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

          (p)    All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

          (q)    The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

          (r)    Except for any Mortgage Loan that has an interest only period as indicated on the Mortgage Loan Schedule, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loans identified on the related Mortgage Loan Schedule have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month. As to each Adjustable Rate Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down as provided in the Mortgage Note; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap. Each Mortgage Note evidencing a Mortgage Loan that is not both an Adjustable Rate Mortgage Loan and a Balloon Mortgage Loan requires a Monthly Payment which is sufficient to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate. Each Mortgage Note evidencing an Adjustable Rate Mortgage Loan that is not a Balloon Mortgage Loan requires a Monthly Payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. No Mortgage Note evidencing an Adjustable Rate Mortgage Loan permits negative amortization. Unless otherwise indicated on the Mortgage Loan Schedule, no Adjustable Rate Mortgage Loan is a Convertible Mortgage Loan.

          (s)    There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is not subject to material damage by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty that affects materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

          (t)    The Mortgage and related Mortgage Note contain such customary and enforceable provisions as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. To the best of the Seller’s knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

          (u)    The Mortgage Note and Mortgage are on forms acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable.

          (v)    The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (h) above.

          (w)    To the extent required in the Underwriting Guidelines with respect to mortgage loans of the same type as the Mortgage Loan, the Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

          (x)    In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

          (y)    The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect. The Mortgage Loan does not contain lender paid mortgage insurance and is not assumable (except as provided in Section 10.18 of this Agreement), nor can the borrower modify its terms.

          (z)    The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

          (aa)    The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

          (bb)    Each Conventional Mortgage Loan with an LTV at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to Fannie Mae or Freddie Mac at the time of origination, which insures that portion of the Conventional Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae. Each Non-Conventional Mortgage Loan with an LTV at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FHA or VA, as applicable, at the time of origination, which insures that portion of the Non-Conventional Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by FHA or VA, as applicable. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until the LTV of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser.

          (cc)    As of the date of origination of the Mortgage Loan, the related Mortgaged Property was lawfully occupied under applicable law, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

(dd) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

          (ee)    All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, other than Mortgage Loans delinquent fewer than thirty (30) days as of the related Cut-off Date, there are no material defaults under the terms of the Mortgage Loan and no Mortgage Loan has been more than thirty (30) days delinquent more than onceat any time in the twelve month period immediately prior to the related Cut-off Date.

          (ff)    None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

          (gg)    Immediately prior to the payment of the related Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note. The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans. Immediately following the sale of the Mortgage Loans, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement. After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loans and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loans, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

          (hh)    Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae and Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

          (ii)    The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae, and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

          (jj)    With respect to a Mortgage Loan that is not a Cooperative Loan, the Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Fannie Mae Guidelines regarding such dwellings (or underlying Cooperative Property, in the case of a Cooperative Loan), and with respect to the Non-Conventional Mortgage Loans, the applicable HUD or VA requirements regarding such dwellings (or underlying Cooperative Property, in the case of a Cooperative Loan), and no residence or dwelling is a mobile home or manufactured dwelling.

          (kk)    If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac eligibility requirements for sale to Fannie Mae or Freddie Mac, as the case may be, or is located in a condominium or planned unit development project which has received Fannie Mae or Freddie Mac project approval, and the representations and warranties with respect to such condominium or planned unit development have been made and remain true and correct in all respects, or as to which Fannie Mae’s and Freddie Mac’s eligibility requirements have been waived. With respect to the Non-Conventional Mortgage Loans, if the Mortgaged Property is a condominium or planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets HUD or VA eligibility requirements or is located in a condominium or planned unit development project which has received HUD or VA project approval and the representations and warranties required by HUD or VA with respect to such condominium or planned unit development have been made and remain true and correct in all material respects.

          (ll)    The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

(mm) Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

          (nn)    No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or, to the best of the Seller’s knowledge, any other originator or servicer or the Mortgagor or on the part of any other party involved in the origination of the Mortgage Loan.

          (oo)    As of the date of origination of the Mortgage Loan, the Mortgagor wass not in bankruptcy and was not insolvent. To the Seller’s knowledge, as of the related Closing Date, the Mortgagor wass not in bankruptcy and was not insolvent, and neither the Seller nor the Servicer has any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

          (pp)    The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested by the Mortgagor under the Servicemembers Civil Relief Act, or any similar state or local laws.

(qq) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

          (rr)    There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and, to the Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

          (ss)    With respect to any ground lease to which a Mortgaged Property may be subject: (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note.

          (tt)    With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

          (uu)    With respect to each Adjustable Rate Mortgage Loan that is a Convertible Mortgage Loan, the Mortgage Interest Rate may be converted by the Mortgagor in accordance with the terms of the related Mortgage Note to a fixed rate of interest. The conversion term on such Mortgage Loan is equal to Fannie Mae’s posted yield as in effect for sixty (60) day mandatory delivery commitments for conventional first mortgages plus a margin set forth in the applicable Mortgage Note. Such conversion option may be exercised on the first, second or third Adjustment Date.

          (vv)    No Mortgage Loan is (i) covered by the Home Ownership and Equity Protection Act of 1994, as amended (“HOEPA”), (ii) in violation of any comparable state law, a “High Cost Loan” or “Covered Loan” as applicable, as such terms are defined in the current S&P Levels Glossary in effect on the related Closing Date, (iii) considered a “high cost” mortgage loan under Section 32 of HOEPA or a “high cost,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

          (ww)    There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act.

(xx) No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies.

          (yy)    The Servicer, in its capacity as servicer for each Mortgage Loan, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

          (zz)    With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Shares that are pledged as security for the Mortgage Loan are held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code).

          (aaa)    With respect to each Cooperative Loan, as of the closing of such Cooperative Loan, the originator of the Cooperative Loan obtained evidence that, if the Cooperative Property is in a federally designated flood area, a flood insurance policy has been obtained in an amount equal to at least that required by applicable law, which insurance the Cooperative Corporation is obligated to maintain at the Cooperative Corporation’s cost and expense.

          (bbb)    No Cooperative Corporation is subject to proceedings which would, if adversely determined, result in such Cooperative Corporation losing its status as a “cooperative housing corporation” under Section 216(b)(1) of the Code.

          (ccc)    With respect to each Cooperative Loan, the related UCC financing statement creates a first-priority security interest in the stock in the Cooperative Corporation and the related proprietary lease of the related Cooperative Unit which were pledged to secure such Cooperative Loan.

(ddd) The Cooperative Corporation owns the Cooperative Corporation as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae.

          (eee)    Each FHA Mortgage Loan was underwritten in accordance with FHA standards and is fully-insured by the FHA, which insurance is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the FHA insurance, and all prior transfers, if any, of the Mortgage Loan have been, and the transactions contemplated herein are, in compliance with the FHA regulations, and no circumstances exist with respect to the FHA Mortgage Loan which would permit the FHA to deny coverage under the FHA insurance.

          (fff)    Each VA Mortgage Loan was underwritten in accordance with VA standards and is guaranteed by the VA, which guaranty is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the VA guaranty (other than a potential valuation of the related Mortgaged Property), and all prior transfers, if any, of the Mortgage Loan have been, and the transactions contemplated herein are, in compliance with VA regulations, and no circumstances exist with respect to the VA Mortgage Loan which would permit the VA to deny coverage under the FHA guaranty.

(ggg) No Mortgage Loan is a VA Vendee Loan, Title I Loan or Section 325 Loan.

          (hhh)    No Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years after its origination. No Mortgage Loan originated before October 1, 2002 will impose a prepayment premium for a term in excess of five years after its origination.

          (iii)    With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

(jjj) No Mortgage Loan is a BPP Mortgage Loan, Balloon Mortgage Loan, Convertible Mortgage Loan or Non-Conventional Mortgage Loan.

        Subsection 7.02. Seller and Servicer Representations.

        The Seller and the Servicer hereby represent and warrant to the Purchaser that, as to itself as of the related Closing Date:

          (a)    It is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it. It is an approved seller/servicer in good standing of conventional residential mortgage loans for Fannie Mae or Freddie Mac and is a HUD-approved mortgagee under Section 203 of the National Housing Act. It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the Purchaser, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.

          (b)    No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Closing Date.

          (c)    The consummation of the transactions contemplated by this Agreement are in its ordinary course of business and will not result in the breach of any term or provision of its charter or by-laws or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

          (d)    Its transfer, assignment and conveyance of the Mortgage Notes and the Mortgages pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          (e)    There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against it which, either individually or in the aggregate, would result in any material adverse change in its business, operations, financial condition, properties or assets, or in any material impairment of its right or ability to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with its obligations contemplated herein, or which would materially impair its ability to perform under the terms of this Agreement.

(f) It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

          (g)    It acknowledges and agrees that the Servicing Fee represents reasonable compensation for its services and represents the entire Servicing Fee and such fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

          (h)    It is solvent and the sale of the Mortgage Loans will not cause it to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of its creditors.

(i) It has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

(j) The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

          (k)    The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”) with respect to the Mortgage Loans; the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

        Subsection 7.03. Remedies for Breach of Representations and Warranties.

        It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by the Seller, the Servicer or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the interest of the Purchaser in or the value of the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

        Within sixty (60) days after the earlier of either discovery by or notice to the Seller or the Servicer, as the case may be, of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest of the Purchaser therein, the Seller or the Servicer, as the case may be, shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured within ninety (90) days after the discovery of the breach, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan or Mortgage Loans at the Repurchase Price. However, the Seller may, at its option, with the Purchaser’s prior approval, such approval not to be withheld unreasonably, and assuming that the Seller has a Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Substitute Mortgage Loan or Substitute Mortgage Loans; provided, however, that any such substitution shall be effected prior to the earlier of the date such Mortgage Loan becomes part of a Securitization and the date which occurs two (2) years after the related Closing Date. If the Seller has no Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by the Seller remitting by wire transfer to the Purchaser the amount of the related Repurchase Price.

        At the time of repurchase of any deficient Mortgage Loan (or removal of any Deleted Mortgage Loan), the Purchaser and the Seller shall arrange for the assignment of the repurchased Mortgage Loan (or Deleted Mortgage Loan) to the Seller or its designee and the delivery to the Seller of any documents held by the Purchaser relating to the repurchased Mortgage Loan in the manner required by this Agreement with respect to the purchase and sale of such Mortgage Loan on the related Closing Date. In the event a deficient Mortgage Loan is repurchased, the Seller shall, simultaneously with its remittance to the Purchaser of such related Repurchase Price, give written notice to the Purchaser that such repurchase has taken place. Upon such repurchase, the related Mortgage Loan Schedule shall simultaneously be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

        As to any Deleted Mortgage Loan for which the Seller substitutes one or more Substitute Mortgage Loans, the Seller shall effect such substitution by delivering to the Purchaser for each Substitute Mortgage Loan the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by Subsection 6.03. The Seller shall remit to the Servicer for distribution the Monthly Payment due on each Substitute Mortgage Loan in the month following the date of such substitution. Monthly Payments due with respect to Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by it in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Substitute Mortgage Loan. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Substitute Mortgage Loan, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 7.01 and 7.02.

        For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, plus an amount equal to the aggregate of any Servicing Advances made with respect to such Deleted Mortgage Loans, shall be remitted to the Servicer by the Seller for distribution by the Servicer in the month of substitution.

        In addition to such cure, repurchase and substitution obligations, the Seller or the Servicer shall indemnify the Purchaser and hold it harmless against any out-of-pocket losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, settlements and other costs and expenses resulting from any claim, demand, defense or assertion by any third party that is based on or grounded upon, or resulting from, a breach of the Seller or the Servicer, as applicable, representations and warranties contained in this Agreement; provided, however, indemnification shall not be available for any economic losses of the Purchaser due to reinvestment losses, loss of investment income or any other special, indirect or consequential losses or damages.

        No action may be brought against the Seller or the Servicer, as applicable, relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 with respect to any Mortgage Loan unless and until (i) discovery of such breach by the Purchaser or notice thereof by the Seller or the Servicer to Purchaser, (ii) failure by the Seller or the Servicer, as applicable, to cure such breach, repurchase such Mortgage Loan as specified above, substitute a Substitute Mortgage Loan for such Mortgage Loan as specified above and/or indemnify the Purchaser and (iii) demand upon the Seller or the Servicer, as applicable, by the Purchaser for compliance with the terms of this Agreement.

        It is understood and agreed that the obligations of the Seller or the Servicer, as applicable, set forth in this Subsection 7.03 to cure, repurchase or substitute for a defective Mortgage Loan and/or to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a breach of the representations and warranties set forth in Subsections 7.01 and 7.02.

        SECTION 8. Closing Conditions.

        The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. The closing shall be either by telephone, confirmed by letter or wire as the parties hereto shall agree, or conducted in person, at such place as the parties hereto shall agree.

        The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

(a) the Seller shall have delivered to the Purchaser the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;

          (b)    all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date (or, with respect to Subsection 7.01, such other date specified therein) in all material respects;

(c) the Purchaser shall have received from the Purchaser’s bailee or custodian an initial certification with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

          (d)    the Purchaser shall have received originals of the related Term Sheet executed by the Seller and a funding memorandum setting forth the Purchase Price(s), and the accrued interest thereon, for the Mortgage Loan Package;

(e) all other terms and conditions of this Agreement and the related Term Sheet to be satisfied by the Seller shall have been complied with in all material respects; and

(f) the Purchaser shall have received from Servicer an executed Servicer Control Notice in the form of Exhibit 8 hereto.

        SECTION 9. Costs.

        The Seller and the Servicer shall pay any commissions due their salesmen and the legal fees and expenses of their attorneys. The Seller shall pay the cost of delivering the Mortgage Files to the Purchaser or its designee. All other costs and expenses incurred in connection with the sale of the Mortgage Loans by the Seller to the Purchaser, including without limitation the Purchaser’s attorneys’ fees, the cost of recording the Assignments of Mortgage and any custodial fees incurred in connection with the Mortgage Loan Documents following the Closing Date, shall be paid by the Purchaser.

        SECTION 10. Administration and Servicing of Mortgage Loans.

        Subsection 10.01 Servicer to Act as Servicer; Subservicing.

        The Servicer, as an independent contractor, shall service and administer the Mortgage Loans in accordance with this Agreement and Customary Servicing Procedures and the terms of the Mortgage Notes and Mortgages, and shall have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder. Notwithstanding anything to the contrary, the Servicer may delegate any of its duties under this Agreement to one or more of its affiliates without regard to any of the requirements of this section; provided, however, that the Servicer shall not be released from any of its responsibilities hereunder by virtue of such delegation. The Mortgage Loans may be subserviced by one or more unaffiliated subservicers on behalf of the Servicer provided (i) with respect to the Conventional Mortgage Loans, each subservicer is a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac and (ii) with respect to the Non-Conventional Mortgage Loans, each subservicer is an eligible FHA and VA servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility imposed by FHA or VA, or which would require notification to FHA or VA. The Servicer shall pay all fees and expenses of the subservicer from its own funds (provided that any such expenditures that would constitute Servicing Advances if made by the Servicer hereunder shall be reimbursable to the Servicer as Servicing Advances), and the subservicer’s fee shall not exceed the Servicing Fee.

        At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer’s option, from electing to service the related Mortgage Loans itself. If the Servicer’s responsibilities and duties under this Agreement are terminated and if requested to do so by the Purchaser, the Servicer shall at its own cost and expense terminate the rights and responsibilities of the subservicer as soon as is reasonably possible. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the subservicer from the Servicer’s own funds without reimbursement from the Purchaser.

        The Servicer shall be entitled to enter into an agreement with the subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

        Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving the subservicer shall be deemed to be between the subservicer and Servicer alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the subservicer including no obligation, duty or liability of the Purchaser to pay the subservicer’s fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the subservicer has received such payment.

        Consistent with the terms of this Agreement, and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that the Servicer shall not enter into any payment plan or agreement to modify payments with a Mortgagor resulting in the impairment of coverage under the MIC or LCG, as applicable, lasting more than six (6) months or permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap (if applicable) or the Gross Margin (if applicable), defer or forgive the payment of any principal or interest, change the outstanding principal amount (except for actual payments of principal), make any future advances or extend the final maturity date, as the case may be, with respect to such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer in its own name or acting through subservicers or agents is hereby authorized and empowered by the Purchaser when the Servicer believes it appropriate and reasonable in its judgment, to execute and deliver, on behalf of itself or the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Subsection 10.13.

        Subsection 10.02 Liquidation of Mortgage Loans.

        In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Servicer shall commence foreclosure proceedings in accordance with Customary Servicing Procedures and the guidelines set forth by Fannie Mae or Freddie Mac and FHA or VA, as applicable. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances. If the Servicer has commenced foreclosure proceedings, the Servicer shall thereafter periodically advise the Purchaser of the status of the foreclosure proceedings and follow the Purchaser’s instructions in connection therewith.

        Whether in connection with the foreclosure of a Mortgage Loan or otherwise, the Servicer shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Servicer is not required to make a Servicing Advance unless the Servicer determines in the exercise of its good faith judgment that such Servicing Advance would ultimately be recoverable from REO Disposition Proceeds, Insurance Proceeds or Condemnation Proceeds (with respect to each of which the Servicer shall have the priority described in Subsection 10.05 for purposes of withdrawals from the Custodial Account). Any Servicing Advance in excess of $5,000 shall be made only with the written approval of the Purchaser.

        Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser’s expense. Upon completion of the inspection, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient fully to reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Subsection 10.05 hereof. In the event the Purchaser directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Subsection 10.05 hereof.

        Subsection 10.03 Collection of Mortgage Loan Payments.

        Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. Further, the Servicer will in accordance with Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, premiums for Primary Mortgage Insurance Policies, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

        Subsection 10.04 Establishment of Custodial Account; Deposits in Custodial Account.

        The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the “Custodial Account”), titled “Bank of America, National Association, in trust for Thornburg Mortgage Home Loans, Inc. as Purchaser of Mortgage Loans.” Such Custodial Account shall be established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of the Servicer) which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts. The Custodial Account shall initially be established and maintained at Bank of America, National Association, or any successor thereto, and shall not be transferred to any other depository institution without the Purchaser’s approval, which shall not unreasonably be withheld. In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

        The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):

(a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate;

(c) all Liquidation Proceeds;

          (d)    all proceeds received by the Servicer under any title insurance policy, hazard insurance policy, Primary Mortgage Insurance Policy or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

          (e)    all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

(f) any amount required to be deposited in the Custodial Account pursuant to Subsections 10.15, 10.17 and 10.19;

(g) any amount required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 10.13;

(h) all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Substitute Mortgage Loans pursuant to Subsection 7.03;

          (i)    with respect to each Principal Prepayment in full, an amount (to be paid by the Servicer out of its own funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment in full, equals one month’s interest on the amount of principal so prepaid for the month of prepayment at the applicable Mortgage Loan Remittance Rate; provided, however, that the Servicer’s aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing Fees actually received with respect to the Mortgage Loans by the Servicer during such month;

(j) amounts required to be deposited by the Servicer in connection with the deductible clause of any hazard insurance policy; and

(k) any BPP Mortgage Loan Payments payable by the Servicer pursuant to Subsection 10.26; and

(l) any other amounts required to be deposited in accordance with this Agreement.

        The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, BPP Fees and other ancillary fees need not be deposited by the Servicer in the Custodial Account.

        The Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Servicer for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Servicer shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Purchaser) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal by the Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

        Subsection 10.05 Withdrawals From the Custodial Account.

        The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a) to make payments to the Purchaser in the amounts and in the manner provided for in Subsection 10.15;

          (b)    to reimburse itself for P&I Advances, the Servicer’s right to reimburse itself pursuant to this subclause (b) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser with respect to such Mortgage Loan, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 6.03 or 7.03, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 6.03 or 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

          (c)    to reimburse itself for any unpaid Servicing Fees and for unreimbursed Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser unless the Seller is required to repurchase a Mortgage Loan pursuant to Subsection 6.03 or 7.03, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the related Repurchase Price pursuant to Subsection 6.03 or 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

          (d)    to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, to the extent that such amounts are nonrecoverable (as certified by the Servicer to the Purchaser in an Officer’s Certificate) by the Servicer pursuant to subclause (b) or (c) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by a Seller pursuant to Subsection 7.03;

(e) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Subsection 11.01 (if not previously reimbursed directly by the Purchaser);

(f) to withdraw amounts to make P&I Advances in accordance with Subsection 10.17;

(g) to pay to itself any interest earned or any investment earnings on funds deposited in the Custodial Account, net of any losses on such investments;

(h) to withdraw any amounts inadvertently deposited in the Custodial Account; and

(i) to clear and terminate the Custodial Account upon the termination of this Agreement.

        Upon request, the Servicer shall provide the Purchaser with copies of reasonably acceptable invoices or other documentation relating to Servicing Advances that have been reimbursed from the Custodial Account.

        Subsection 10.06 Establishment of Escrow Account; Deposits in Escrow Account.

        The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), titled “Bank of America, National Association, in trust for Thornburg Mortgage Home Loans, Inc. as Purchaser of Mortgage Loans and various Mortgagors.” The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of Servicer), which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible institution for escrow accounts. The Escrow Account shall initially be established and maintained at Bank of America, National Association, or any successor thereto, and shall not be transferred to any other depository institution without the Purchaser’s approval, which shall not unreasonably be withheld. In any case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

        The Servicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and (b) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only in accordance with Subsection 10.07 hereof. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

        Subsection 10.07 Withdrawals From Escrow Account.

        Withdrawals from the Escrow Account shall be made by the Servicer only (a) to effect timely payments of ground rents, taxes, assessments, premiums for Primary Mortgage Insurance Policies, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Servicer for any Servicing Advance made by Servicer pursuant to Subsection 10.08 hereof with respect to a related Mortgage Loan, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (h) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (i) to withdraw suspense payments that are deposited into the Escrow Account, (j) to withdraw any amounts inadvertently deposited in the Escrow Account or (k) to clear and terminate the Escrow Account upon the termination of this Agreement.

        Subsection 10.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

        With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of premiums for Primary Mortgage Insurance Policies and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments, subject to its ability to recover such Servicing Advances pursuant to Subsections 10.05(c), 10.05(d) and 10.07(b). No costs incurred by the Servicer or subservicers in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating remittances to the Purchaser, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

        Subsection 10.09 Transfer of Accounts.

        The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution. Such transfer shall be made only upon providing written notice to the Purchaser.

        Subsection 10.10 Maintenance of Hazard Insurance.

        The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by an insurer acceptable to Fannie Mae or Freddie Mac and FHA or VA, as applicable, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the lesser of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of the Mortgage Loan if replacement-cost basis is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program. The Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Program, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 10.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either its insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and FHA or VA, as applicable, and are licensed to do business in the state wherein the property subject to the policy is located.

        The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with Fannie Mae or Freddie Mac requirements and FHA or VA requirements, as applicable.

        Subsection 10.11 Maintenance of Primary Mortgage Insurance Policy; Claims.

        With respect to each Mortgage Loan with a LTV in excess of 80%, the Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring the portion over 78% (or such other percentage in conformance with then current Fannie Mae requirements) until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC § 4901, et seq. or any other applicable federal, state or local law or regulation. In the event that such Primary Mortgage Insurance Policy shall be terminated other than as required by law, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be a qualified insurer, the Servicer shall obtain from another qualified insurer a replacement Primary Mortgage Insurance Policy. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 10.18, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

        In connection with its activities as servicer, the Servicer agrees to prepare and present or to assist the Purchaser in preparing and presenting, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Subsection 10.06, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Subsection 10.07.

        Subsection 10.12 Fidelity Bond; Errors and Omissions Insurance.

        The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. These policies must insure the Servicer against losses resulting from fraud, theft, errors, omissions, negligence, dishonest or fraudulent acts committed by the Servicer’s personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. The Fidelity Bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 10.12 requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by FHA or VA, Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Guide, as amended or restated from time to time, as applicable, or in an amount as may be permitted to the Servicer by express waiver of FHA or VA and Fannie Mae or Freddie Mac, as applicable. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond or a certificate evidencing the same with a statement that the Servicer shall endeavor to provide written notice to the Purchaser thirty (30) days prior to modification or any material change.

        Subsection 10.13 Title, Management and Disposition of REO Property.

          (a)    In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its nominee.

          (b)    The Purchaser, by giving notice to the Servicer, may elect to manage and dispose of all REO Property acquired pursuant to this Agreement by itself. If the Purchaser so elects, the Purchaser shall assume control of REO Property at the time of its acquisition and the Servicer shall forward the related Mortgage File to the Purchaser as soon as is practicable. Promptly upon assumption of control of any REO Property, the Purchaser shall reimburse any related Servicing Advances or other expenses incurred by the Servicer with respect to that REO Property.

          (c)    If the Purchaser has not informed the Servicer that it will manage REO Property, the provisions of this Subsection 10.13(c) shall apply. The Servicer shall cause to be deposited on a daily basis in the Custodial Account all revenues received with respect to the conservation of the related REO Property. The Servicer shall make distributions as required on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

           The disposition of REO Property shall be carried out by the Servicer. If the Purchaser does not elect to manage and dispose of REO Property pursuant to Section 10.13(b) above, the Purchaser shall pay the Servicer a fee of 1.5% of the sales price for such REO Property for services associated with managing the REO Property through its disposition. Upon the request of the Purchaser, and at the Purchaser’s expense, the Servicer shall cause an appraisal of the REO Property to be performed for the Purchaser.

The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Any disbursement in excess of $15,000 shall be made only with the written approval of the Purchaser. Unless otherwise agreed by Servicer and Purchaser the Servicer shall bill the Purchaser for such costs upon the sale of the REO Property and shall not withdraw funds to cover such costs from the Custodial Account.

          (d)    Disposition. Servicer shall use reasonable efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than three (3) years after title to such REO Property has been obtained, unless Servicer determines, and gives an appropriate notice the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than three (3) years is necessary to sell any REO Property, Servicer shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property.

Each REO Disposition shall be carried out by Servicer at such price and upon such terms and conditions as Servicer deems to be in the best interest of eth Purchaser, provided that if the price is less than ninety-five percent (95%) of the outstanding principal balance of such Mortgage Loan, Servicer must obtain the Purchaser’s prior written consent.

        Subsection 10.14 Servicing Compensation.

        As compensation for its services hereunder, the Servicer shall be entitled to retain the Servicing Fee from interest payments actually collected on the Mortgage Loans. Additional servicing compensation in the form of assumption fees, late payment charges, BPP Fees, fees related to the disposition of REO Property and other ancillary income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Servicing Fee shall not be reduced by the amount of any guaranty fee payable to FHA or VA.

        Subsection 10.15 Distributions.

        On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by the Purchaser of record on the preceding Record Date (a) all amounts credited to the Custodial Account at the close of business on the related Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 10.05(b) through (h), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Subsection 10.17, minus (c) any amounts attributable to Principal Prepayments received after the end of the calendar month preceding the month in which the Remittance Date occurs, minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the related Due Date.

        With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Bank of America, National Association, or its successor, as its prime lending rate, adjusted as of the date of each change, plus 2%, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the day immediately preceding the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

        Subsection 10.16 Statements to the Purchaser.

        Not later than the tenth (10th) day (or if such 10th day is not a Business Day, the first Business Day immediately following such 10th day) of the month of each related Remittance Date, the Servicer shall forward to the Purchaser in an electronic format a statement, substantially in the form of Exhibit 5 (or other mutually agreeable format) and certified by a Servicing Officer, setting forth on a loan-by-loan basis: (a) the amount of the distribution made on such Remittance Date which is allocable to principal and allocable to interest; (b) the amount of servicing compensation received by the Servicer during the prior calendar month; and (c) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the preceding month. Such statement shall also include information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are either one (1), two (2) or three (3) or more months delinquent and the book value of any REO Property. The Servicer shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported. Such liquidation report shall be incorporated into the remittance report delivered to Purchaser substantially in the form of Exhibit 5 hereto (or other mutually agreeable format). The Servicer shall also provide such information as set forth above to the Purchaser in electronic form in the Servicer’s standard format, a copy of which has been provided by the Servicer.

        The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority, the Mortgagor or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser (in the time frame set forth above) with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare federal income tax returns as the Purchaser may reasonably request from time to time.

        Subsection 10.17 Advances by the Servicer.

        Not later than the Business Day immediately preceding each related Remittance Date, the Servicer shall either (a) deposit in the Custodial Account from its own funds an amount equal to the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date (each such advance, a “P&I Advance”), (b) cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Subsection 10.17, used by the Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any combination of (a) or (b) aggregating the total amount of advances to be made. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Servicer’s obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last related Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan; provided, however, that such obligation shall cease if the Servicer, in its good faith judgment, determines that such P&I Advances would not be recoverable pursuant to Subsection 10.05(d). The determination by the Servicer that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an Officer’s Certificate of the Servicer, delivered to the Purchaser, which details the reasons for such determination. The Servicer shall not have any obligation to advance amounts in respect of shortfalls relating to the Servicemembers Civil Relief Act and similar state and local laws.

        Subsection 10.18 Assumption Agreements.

        The Servicer will enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note; provided that, subject to the Purchaser’s prior approval, the Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any, or if the exercise of such rights would impair or threaten to impair any recovery under the related MIC or LGC. If Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, Servicer shall, unless instructed otherwise in writing by the Purchaser within three (3) Business Days of the Purchaser’s receipt of notice from Servicer, enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. In connection with any such assumption, Servicer shall follow the underwriting practices and procedures employed by Servicer for mortgage loans originated by Servicer for its own account in effect at the time such assumption or substitution was made. In connection with any such assumption, the outstanding principal amount, the Monthly Payment, the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Gross Margin (if applicable), the Initial Rate Cap (if applicable) or the Periodic Rate Cap (if applicable) of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Subsection 10.18, the Servicer with the prior consent of the issuer of the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

        Subsection 10.19 Satisfaction of Mortgages and Release of Mortgage Files.

        Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or its designee, prepare and process any required satisfaction or release of the Mortgage and notify the Purchaser in accordance with the provisions of this Agreement. The Purchaser agrees to deliver to the Servicer (or cause to be delivered to the Servicer) the original Mortgage Note for any Mortgage Loan not later than five (5) Business Days following its receipt of a notice from the Servicer that such a payment in full has been received or that a notification has been received [is this typical?] that such a payment in full shall be made. Such Mortgage Note shall be held by the Servicer, in trust, for the purpose of canceling such Mortgage Note and delivering the canceled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under any applicable federal or state law.

        In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, the Servicer shall remit to the Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Fidelity Bond shall insure the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

        Subsection 10.20 Annual Statement as to Compliance.

          (a)    The Servicer shall deliver to the Purchaser, to any master servicer which is master servicing any of the Mortgage Loans pursuant to a Securitization or other securitization transaction (each, a “Master Servicer”) and to the Sarbanes Certifying Party not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the related Closing Date occurs) or (b) with respect to any calendar year during which the annual report of the entity which is the depositor (or other party responsible for filing Form 10-K with the Commission (as defined below)) of the Mortgage Loans pursuant to a Securitization or other securitization transaction (the “Depositor”) on Form 10-K is required to be filed in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities Exchange Commission (the “Commission”), fifteen (15) calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), an Officer’s Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (b)    With respect to any Mortgage Loans that are subject to a Securitization or other securitization transaction, not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen (15) calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), an officer of the Servicer shall execute and deliver an Officer’s Certificate in the form attached hereto as Exhibit 7 to the Sarbanes Certifying Party for the benefit of the Sarbanes Certifying Party and its officers, directors and affiliates.

          (c)    The Servicer shall indemnify and hold harmless the Master Servicer and the Sarbanes Certifying Party (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer of its obligations under this Subsection 10.20 or Subsection 10.21, or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Subsection 10.20 or Subsection 10.21, or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

          (d)    It is acknowledged and agreed that each Master Servicer and the Sarbanes Certifying Party shall be an express third party beneficiary of the provisions of this Subsection 10.20 and shall be entitled independently to enforce the provisions of this Subsection 10.20 with respect to any obligations owed to such entity as if it were a direct party to this Agreement.

        Subsection 10.21 Annual Independent Public Accountants' Servicing Report.

        Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the related Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen (15) calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to any Master Servicer and the Sarbanes Certifying Party to the effect that such firm has, with respect to the Servicer’s overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm is of the opinion that Servicer’s servicing has been conducted in compliance with this Agreement except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. Servicer shall provide the Purchaser with copies of such statements.

        Subsection 10.22 Servicer Shall Provide Access and Information as Reasonably Required.

        The Servicer shall provide to the Purchaser and its accountants and agents, and for any Purchaser insured by FDIC or NAIC, the supervisory agents and examiners of FDIC and OTS or NAIC, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Servicer.

        In addition, the Servicer shall furnish upon request by the Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Purchaser may require. The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

        Subsection 10.23 Inspections.

        The Servicer shall inspect the Mortgaged Property as often deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than ninety (90) days delinquent, the Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Customary Servicing Procedures or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep written report of each such inspection and shall provide a copy of such inspection to the Purchaser upon the request of the Purchaser.

Subsection 10.24 Restoration of Mortgaged Property.

        The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Customary Servicing Procedures. For claims greater than $15,000, at a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

          (b)    the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c) the Servicer shall verify that the Mortgage Loan is not in default; and

(d) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

        If the Purchaser is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

        Subsection 10.25 Fair Credit Reporting Act.

        The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

        Subsection 10.26 BPP Mortgage Loans.

        With respect to any BPP Mortgage Loan, the Servicer hereby agrees to deposit in the Custodial Account and remit to the Purchaser any BPP Mortgage Loan Payment due pursuant to a BPP Addendum. Any Monthly Covered Amount payable by the Servicer pursuant to this Subsection 10.26 shall be remitted to the Purchaser on or prior to the Remittance Date relating to the Determination Date immediately following the Due Date as to which such Monthly Covered Amount relates. Any Total Covered Amount payable by the Servicer pursuant to this Subsection 10.26 shall be remitted to the Purchaser on or prior to the Remittance Date relating to the Determination Date in the month following the month in which the cancellation to which such Total Covered Amount relates occurs. For the avoidance of any doubt, no duty of the Servicer to remit or advance funds hereunder (including, without limitation, Servicing Advances) shall include remittances or advances of or with respect to BPP Fees. Notwithstanding any provision in this Agreement to the contrary, in the event servicing is transferred from the Servicer, the BPP Addendum shall be of no further force and effect and the Servicer shall not have obligations to make BPP Mortgage Loan Payments or otherwise with respect to the BPP Addendum; provided however, that the Servicer would be required to make any payments required under the BPP Addendum with respect to protected events that occur on or prior to the effective date of termination as set forth in the BPP Addendum.

        Subsection 10.27 Designation of a Master Servicer.

        The Purchaser hereby appoints and designates the Master Servicer (such action, the “Appointment”) of all of the Mortgage Loans subject to this Agreement. Servicer shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the Purchaser hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants, and conditions set forth in this Agreement, including the right to indemnification, and Servicer shall follow the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and shall furthermore be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser’s designee hereunder, and such amendments or modifications shall be binding upon the Purchaser. All amounts due hereunder shall be remitted to the Master Servicer in accordance with the Master Servicer’s instructions. The Master Servicer shall not assume any of the liabilities of the Purchaser under this Agreement; provided however, the Purchaser shall remain liable under the terms of this Agreement.

        Servicer shall treat the Master Servicer as the Purchaser under this Agreement in accordance with the provisions of this Section unless and until Servicer receives written notice from the then current Purchaser under this Agreement that the then current Purchaser has terminated the Master Servicer (such notice, the “Master Servicer Termination”). Upon receipt of the Master Servicer Termination, Servicer shall no longer recognize or deal with the Master Servicer as the Purchaser’s designee hereunder, but shall instead deal directly with the then current Purchaser, or such other designee appointed by the Purchaser by Appointment in accordance with this Section.

        Neither Servicer nor any of the officers, employees or agents of Servicer shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Section 10.27, or for errors in judgment. Servicer and any officer, employee or agent of Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

        SECTION 11. The Servicer.

        Subsection 11.01 Indemnification; Third Party Claims.

          (a)    The Servicer agrees to indemnify and hold harmless the Purchaser, its directors, officers, agents and employees (each, a “Purchaser Indemnified Party”) against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement.

          (b)    The Purchaser shall indemnify and hold the Servicer, its directors, officers, agents and employees (each, a “Servicer Indemnified Party”) harmless from and shall reimburse the Servicer for any losses suffered or sustained in any way by the Servicer, irrespective of how or when arising (including in connection with any judgment, award, or settlement), in connection with or relating to (i) any limitation on the liability of the Servicer pursuant to Subsection 11.03 hereof or (ii) the Servicer’s compliance with the instructions of the Purchaser. In no event, however, shall the Servicer be relieved of its obligations hereunder to perform in accordance with Customary Servicing Procedures.

          (c)    The Purchaser or Servicer required to indemnify under this Section 11.01 (the “Indemnitor”) shall immediately (i) notify the Purchaser, Indemnified Party or Servicer Indemnified Party, as applicable, if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property, (ii) assume the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and (iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it, an Indemnified Party or an Servicer Indemnified Party in respect of such claim. Nothing contained herein shall prohibit the Purchaser, Indemnified Party or Servicer Indemnified Party, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither party shall be obligated to pay or comply with any settlement to which it has not consented. All amounts required to be paid or reimbursed by the Indemnitor hereunder shall be paid or reimbursed as and when incurred by the Purchaser, Indemnified Party or Servicer Indemnified Party upon demand therefor by such Purchaser, Indemnified Party or Servicer Indemnified Party.

           Subsection 11.02 Merger or Consolidation of the Servicer.

           The Servicer will keep in full effect its existence, rights and franchises as a national banking association, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

           Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to substantially all of the business of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

           Subsection 11.03 Limitation on Liability of the Servicer and Others.

           The duties and obligations of the Servicer shall be determined solely by the express provisions of this Agreement, the Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Servicer. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in accordance with Customary Servicing Procedures and otherwise in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Servicer herein; and, provided further, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith, negligence or gross negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Subsection 11.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer’s duty to service the Mortgage Loans in accordance with this Agreement.

           Subsection 11.04 Seller and Servicer Not to Resign.

           Neither the Seller nor the Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer or the Seller, as the case may be, and the Purchaser or upon the determination that the Servicer’s duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the unilateral resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser, which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation or assignment shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Subsection 13.02.

           SECTION 12. Default.

           Subsection 12.01 Events of Default.

           In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

     (a)      any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

      (b)     failure by the Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

      (c)     a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

     (d)      the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer’s property;

      (e)     the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

      (f)     the Servicer shall cease to be qualified to do business under the laws of any state in which a Mortgaged Property is located, but only to the extent such qualification is necessary to ensure the enforceability of each Mortgage Loan and to perform the Servicer’s obligations under this Agreement; or

(g) the Servicer shall fail to meet the servicer eligibility qualifications of Fannie Mae or the Servicer shall fail to meet the servicer eligibility qualifications of Freddie Mac; or

      (h)     failure by Servicer to duly perform, within the required time period, its obligations under Sections 10.20 or 10.21, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by Servicer from the Purchaser or the Master Servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by the Servicer of such written notice from the Purchaser stating that they terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Subsection 13.02. Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor’s possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Servicer’s sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

           Subsection 12.02 Waiver of Default.

           The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

           SECTION 13. Termination.

           Subsection 13.01 Termination.

           The respective obligations and responsibilities of the Servicer, as servicer, shall terminate upon the later of (a) the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Servicer) or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Purchaser’s sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

           Subsection 13.02 Successors to the Servicer.

           Prior to the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Subsections 11.04, 12.01 or 13.01, the Purchaser shall, (a) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement upon such termination. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Subsections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Subsections shall not become effective until a successor shall be appointed pursuant to this Subsection and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03, it being understood and agreed that the provisions of such Subsections 7.01 and 7.02 shall be applicable to the Seller notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

           Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to Subsections 11.04, 12.01 or 13.01 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation.

           The Servicer shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

           Upon a successor’s acceptance of appointment as such, the Servicer shall notify by mail the Purchaser of such appointment.

           SECTION 14. Notices.

           All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(a)	if to the Purchaser:

Thornburg Mortgage Home Loans, Inc. 150 Washington Avenue, Suite 302 Santa Fe, New Mexico 87501 Attention: Deborah J. Burns

(b)	if to the Seller: Bank of America, National Association 201 North Tryon Street Charlotte, North Carolina 28255 Attention: Secondary Marketing Manager

(c)	if to the Servicer: Bank of America, National Association 475 Crosspoint Parkway Getzville, New York 14068-9000 Attention: Servicing Manager

           or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

           SECTION 15. Severability Clause.

           Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

           SECTION 16. No Partnership.

           Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

           SECTION 17. Counterparts.

           This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

           SECTION 18. Governing Law.

           EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK OR ANY OTHER JURISDICTION.

           SECTION 19. Intention of the Parties.

           It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

           It is not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (a) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (b) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller to the Purchaser of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

           SECTION 20. Waivers.

           No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

           SECTION 21. Exhibits.

           The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

           SECTION 22. General Interpretive Principles.

           For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (a)     the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

      (c)     references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      (d)     reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

           SECTION 23. Reproduction of Documents.

           This Agreement and all documents relating thereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party hereto in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

           SECTION 24. Amendment.

           This Agreement may be amended from time to time by the Purchaser, the Seller and the Servicer by written agreement signed by the parties hereto.

           SECTION 25. Confidentiality.

           Each of the Purchaser, the Seller and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person’s duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a Securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement.

           The Seller and the Servicer each shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any “nonpublic personal information” (as defined in the Privacy Laws) received by the Seller or the Servicer incidental to the performance of its obligations under this Agreement, including maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws. As used herein, “Privacy Laws” shall mean Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

           SECTION 26. Entire Agreement.

           This Agreement constitutes the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.

           SECTION 27. Further Agreements; Securitization.

           The Seller, the Servicer and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

           The Seller and the Servicer each agree, with at least fifteen (15) Business Days’ prior written request, to enter into additional documents, instruments or agreements as may be necessary to effect one or more Whole Loan Transfers, Agency Transfers or Securitizations (each, a “Reconstitution”) of the Mortgage Loans, including without limitation documents which contain representations to the Purchaser and the applicable depositor, trustee and initial purchaser of the Securities in the Securitization (1) that the Seller has serviced the Mortgage Loans in accordance with the terms of the Agreement, and otherwise complied with all covenants and obligations thereunder, and (2) that the Seller has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans. The parties also agree that the provisions of this Agreement may be altered in a manner reasonably acceptable to the Servicer if necessary to effect a Securitization (including, but not limited to, any changes required (i) to satisfy Rating Agency requirements or (ii) to qualify for treatment as one or more real estate mortgage investment conduits) or an Agency Transfer. The Seller agrees to restate to the Purchaser, the applicable depositor and trustee the representations and warranties contained in Subsection 7.01 of this Agreement as of the applicable Closing Date and in Subsection 7.02 of this Agreement as of the closing date of the applicable Reconstitution if required by the Purchaser. In addition, the Seller shall indemnify the Purchaser, each affiliate of the Purchaser participating in the Reconstitution and each Person who controls the Purchaser or such affiliate, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses arising out of any material misstatements or omissions contained in any information provided to the Purchaser and included in any disclosure statements distributed by the Purchaser; provided, however, that the Purchaser shall indemnify the Seller, its successors and assigns and each Person who controls the Seller, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses arising out of any material misstatements or omissions contained in all other information the Purchaser may disclose in connection with the Reconstitution. For purposes of the preceding sentence, “Purchaser” shall mean the Person then acting as Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under Section 29 of this Agreement. With respect to each Agency Transfer by the Purchaser, the Seller and the Servicer agree to cooperate with the Purchaser as may be necessary to effect such Agency Transfer, including, without limitation, entering into additional agreements whereby the Servicer shall service the Mortgage Loans in accordance with either the Fannie Mae Guides or the Freddie Mac Guide, as applicable. Notwithstanding any provision to the contrary in this Section, the Servicer’s obligations under this Section are subject to not more than four Persons holding an interest in this Agreement as assignees of the Purchaser with respect to the Mortgage Loans sold to the Purchaser on the related Closing Date.

           All reasonable out-of-pocket costs incurred by the Seller or the Servicer, including without limitation reasonable attorney’s fees and accountant’s fees in connection with performing its obligations under this Section 27 with respect to a Securitization or otherwise shall be reimbursed promptly by the Purchaser upon demand therefor.

           SECTION 28. Compliance with REMIC Provisions.

           If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held or transferred, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

           SECTION 29. Successors and Assigns.

           This Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser, the Seller and the Servicer, and the respective successors and assigns of the Purchaser, the Seller and the Servicer. The Purchaser and any subsequent purchasers may assign this Agreement to any Person to whom any Mortgage Loan is transferred pursuant to a sale or financing upon prior written notice to the Servicer in accordance with the following paragraph; provided, however, that the Servicer shall not be required to service a group of Mortgage Loans sold to the Purchaser on a certain Closing Date for more than four (4) Persons for assignees of the Purchaser or its respective affiliates at any time and shall not recognize any assignment of this Agreement to the extent that following such assignment more than such number of Persons would be purchasers hereunder. As used herein, all of the trusts formed in connection with a Securitization shall be deemed to constitute single “Person.” Upon any such assignment and written notice thereof to the Servicer, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Mortgage Loans, shall be deemed to be a separate and distinct agreement between the Servicer and such purchaser, and a separate and distinct agreement between the Servicer and each other purchaser to the extent of the other related Mortgage Loan or Mortgage Loans.

           At least five (5) Business Days prior to the end of the month preceding the date upon which the first remittance is to be made to an assignee of the Purchaser, the Purchaser shall provide to the Servicer written notice of any assignment setting forth: (a) the Servicer’s applicable Mortgage Loan identifying number for each of the Mortgage Loans affected by such assignment; (b) the aggregate scheduled transfer balance of such Mortgage Loans; and (c) the full name, address and wiring instructions of the assignee and the name and telephone number of an individual representative for such assignee, to whom the Servicer should: (i) send remittances; (ii) send any notices required by or provided for in this Agreement; and (iii) deliver any legal documents relating to the Mortgage Loans (including, but not limited to, contents of any Mortgage File obtained after the effective date of any assignment).

           If the Purchaser has not provided the notice of assignment required by this Section 29, the Servicer shall not be required to treat any other Person as a “Purchaser” hereunder and may continue to treat the Purchaser which purports to assign the Agreement as the “Purchaser” for all purposes of this Agreement.

           SECTION 30. Non-Solicitation.

        From and after the Closing Date, the Seller, the Servicer and any of their respective affiliates hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, personal solicitation or by any other means, solicit a Mortgagor under any Mortgage Loan for the purpose of refinancing or prepaying a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date and none of the Seller, the Servicer or any of their respective affiliates shall take any action to undermine these rights and benefits.

           Notwithstanding the foregoing, it is understood and agreed that the Seller, the Servicer or any of their respective affiliates:

      (a)     may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the A quality servicing portfolio of the Seller, the Servicer and any of their affiliates (those it owns as well as those serviced for others) or sent to all of the mortgagors who have specific types of mortgages (such as FHA, VA, conventional fixed-rate or conventional adjustable rate, or sent to those mortgagors whose mortgages fall within specific interest rate ranges);

      (b)     may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available; and

(c) may offer to refinance a Mortgage Loan made within thirty (30) days following receipt by it of a pay-off request from the related Mortgagor.

           Promotions undertaken by the Seller or the Servicer or by any affiliate of the Seller or the Servicer which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 30.

           SECTION 31. Protection of Consumer Information.

           The Purchaser agrees that the Purchaser (i) shall not disclose Consumer Information to third parties except at the specific written direction of the Seller or the Servicer; provided, however, that the Purchaser may disclose Consumer Information to third parties in connection with secondary market transactions to the extent not prohibited by applicable law, (ii) shall maintain reasonable protection to protect Consumer Information from unauthorized access and (iii) shall immediately notify the Seller of any actual or suspected breach of the confidentiality of Consumer Information.

           The Purchaser agrees that the Purchaser shall indemnify, defend and hold the Seller and the Servicer harmless from and against any loss, claim or liability the Seller or the Servicer may suffer by reason of the Purchaser’s failure to perform the obligations set forth in this Section 31.

[SIGNATURES ON FOLLOWING PAGE]

           IN WITNESS WHEREOF, the Purchaser, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

THORNBURG MORTGAGE HOME LOANS, INC., as Purchaser By: Name: Title: BANK OF AMERICA, NATIONAL ASSOCIATION, as Seller and as Servicer By: Name: Title:

[Signature Page to Flow Mortgage Loan Sale and Servicing Agreement, dated as of [Date]

EXHIBIT 1

MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan, the Mortgage Loan Documents shall consist of the following:

      (a)     Mortgage Note: The original Mortgage Note (or a lost note affidavit, subject to the Purchaser’s reasonable consent, bearing all intervening endorsements, endorsed “Pay to the order of _____________, without recourse” and signed in the name of Seller by an authorized officer (in the event that the Mortgage Loan was acquired by Seller in a merger, the signature must be in the following form: “[Seller], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by Seller while doing business under another name, the signature, must be in the following form: “[Seller], formerly known as [previous name]”);

      (b)     Assignment of Mortgage: The original Assignment of Mortgage in blank (in the event that the Mortgage Loan was acquired by Seller in a merger, the signature must be in the following form: “[Seller], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[Seller], formerly known as [previous name]”), except in the case of such Mortgage Loan that has been originated in the name of or assigned to MERS and registered under the MERS System;

(c) the original of any guarantee executed in connection with the Mortgage Note;

      (d)     Mortgage: The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Seller on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Seller to be a true and complete copy of the original Mortgage sent for recordation; with respect to MERS Loans, (a) the Mortgage names MERS as the mortgagee;

(e) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

      (f)     the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, a photocopy of such intervening assignment of mortgage, certified by the Seller to be a true and complete copy of the original recorded intervening assignment of mortgage;

      (g)     Title Policy: The original mortgagee title insurance policy (or the equivalent thereof with respect to any Mortgage Loan in which the related Mortgaged Property is located in a jurisdiction where such title insurance is not customarily provided) if such title insurance policy has been issued by the related title company on or prior to the Closing Date or, if the title insurance policy has not been issued, a copy of the title commitment;

(h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

(i) a copy of any applicable power of attorney; and

(j) with respect to any Cooperative Loan, the applicable Cooperative Loan Documents.

EXHIBIT 2

CONTENTS OF EACH MORTGAGE FILE

           With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, unless otherwise disclosed to the Purchaser on the data tape, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to the Purchaser:

(a) Copies of the Mortgage Loan Documents.

(b) Residential loan application.

(c) Mortgage Loan closing statement.

(d) Verification of employment and income, if required.

(e) Verification of acceptable evidence of source and amount of down payment.

(f) Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

(g) Residential appraisal report.

(h) Photograph of the Mortgaged Property.

(i) Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

      (j)     Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

(k) Copies of all required disclosure statements.

(l) If applicable, termite report, structural engineer’s report, water potability and septic certification.

(m) Sales Contract, if applicable.

(n) The Primary Mortgage Insurance Policy or certificate of insurance or electronic notation of the existence of such policy, where required pursuant to the Agreement.

(o) Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.

EXHIBIT 3

UNDERWRITING GUIDELINES

[ON FILE WITH THE PURCHASER]

EXHIBIT 4

FORM OF LOST NOTE AFFIDAVIT

           ________________________________________, being first duly sworn upon oath deposes and states:

           That he/she is authorized by Bank of America, National Association (“B of A”) to execute this Lost Note Affidavit on behalf of B of A. Notwithstanding anything contained herein, he/she shall have no personal liability pursuant to this Lost Note Affidavit.

           That the note dated ______________, executed by _______________ in the original principal sum of $____________, payable to the order of __________________ and secured by a mortgage (or deed of trust or other instrument creating a lien securing the Note (as defined below)) of even date on premises commonly known as ________________________________ ____________________________, a copy of which is attached hereto as Exhibit A (the “Note”) was lost and /or destroyed and the affiant herein has no knowledge of the location or whereabouts of said Note and said Note has not been paid, satisfied, transferred, assigned, pledged, or hypothecated in any way.

           NOW THEREFORE, for and in consideration of _______________and its successors and/or assigns, accepting a certified copy of the Note identified on Exhibit “A” in lieu of the original Note, B of A does hereby agree to defend, indemnify and hold harmless __________ _______________ its respective transferees, and their respective assigns (the “Indemnified”) from and against any and all loss or damage, together with all reasonable costs, charges and expenses (whether or not a lawsuit is filed) (collectively, the “Loss”) incurred as a result of the inability to enforce the Note in accordance with its terms due to the lack of an original Note or incurred by reason of any claim, demand, suit, cause of action or proceeding by a third party arising out of the Indemnified’s inability to enforce the Note according to its terms or the inability to receive any related insurance proceeds due to the lack of an original Note by a third party. B of A shall pay any such Loss upon demand provided that B of A is notified of any such Loss in writing, after __________ or transferee becomes aware of same, at the following address: Bank of America, 201 North Tryon Street, 5th Floor, Charlotte, North Carolina 28255; Attention: Secondary Marketing Manager; with copy to _______________________; Attention: ________________. B of A does hereby further agree that should the original Note ever be found by it, it will promptly notify _________________ or its respective transferees, or their respective assigns, as applicable, and upon receipt by B of A of the original Note, will endorse to _______________ or its designee or transferee, as applicable, without recourse, such original Note and promptly forward said Note to_______________ or its designee or transferee, as applicable. Upon receipt to the original Note by __________________ this indemnification agreement shall become null and void as to any loss accruing subsequent to _____________ ___________‘s receipt of such original Note, however, B of A shall remain liable as to any loss accruing on or prior to __________________‘s receipt of such original Note.

           Executed this _______day of _________________, 200__.

BANK OF AMERICA, NATIONAL ASSOCIATION By: Witness:

           Subscribed and sworn to before me this _______ day of_________________, 200__.

_________________
Notary Public

EXHIBIT 5

FORM OF MONTHLY REMITTANCE REPORT

EXHIBIT 6

FORM OF TERM SHEET

            CLOSING DATE:___________________

           This Term Sheet (this “Term Sheet”), dated as of _______ (the “Closing Date”), confirms the sale by Bank of America, National Association (the “Seller”) to [Name of Purchaser] (the “Purchaser”), and the purchase by the Purchaser from the Seller, of the first lien residential mortgage loans on a servicing retained basis described on the Mortgage Loan Schedule attached as Schedule I hereto (the “Mortgage Loans”), pursuant to the terms of the Flow Mortgage Loan Sale and Servicing Agreement (the “Flow Sale and Servicing Agreement”), dated as of [Date], by and between the Purchaser and the Seller. Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Flow Sale and Servicing Agreement.

           For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby bargain, sell, convey, assign and transfer to Purchaser without recourse, except as provided in the Flow Sale and Servicing Agreement, and on a servicing retained basis, all right, title and interest of the Seller in and to each of the Mortgage Loans, together with all documents maintained as part of the related Mortgage Files, all Mortgaged Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, all payments of principal and interest received on the Mortgage Loans after the Cut-off Date, all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing, subject, however, to the rights of the Seller under the Flow Sale and Servicing Agreement.

           The Seller has delivered to the Purchaser or its designee prior to the date hereof the documents with respect to each Mortgage Loan required to be delivered under the Flow Sale and Servicing Agreement.

           For purposes of the Mortgage Loans sold pursuant to this Term Sheet, certain terms shall be as set forth below:

Cut-off Date Principal Balance: Closing Date: Cut-off Date: Purchase Price Percentage: Servicing Fee Rate:	$_______________________ _______________________ _______________________ ________% ________%

[Signatures On Following Page]

        In WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Term Sheet as of the Closing Date referred to above.

[NAME OF PURCHASER], as Purchaser By: Name: Its: By: Name: Its:	BANK OF AMERICA, NATIONAL ASSOCIATION, as Seller By: Name: Its:

EXHIBIT 7

FORM CERTIFICATION TO BE
PROVIDED BY THE SERVICER

           I, [identify the certifying individual], certify to _______________, and its officers, directors, agents and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          1.        Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted by the Servicer to the Master Servicer taken as a whole (and as amended or corrected in writing to the Master Servicer), does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

          2.        The servicing information required to be provided to the Master Servicer by the Servicer under the Servicing Agreement has been provided to the Master Servicer;

          3.        I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report, and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer, the Servicer has, as of the date of this certification, fulfilled its obligation under the Servicing Agreement; and

          ;4.        I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers of similar standard as set forth in the Servicing Agreement.

           Capitalized terms used but not defined herein have the meanings ascribed to them in the Flow Mortgage Loan Sale and Servicing Agreement, dated as of [Date] (the “Servicing Agreement”), between Bank of America, National Association and [Name of Purchaser].

BANK OF AMERICA, NATIONAL ASSOCIATION By: Name: Title: Date:

EXHIBIT 8

SERVICING CONTROL NOTICE

Thornburg Mortgage Home Loans, Inc.
150 Washington Avenue, Suite 302
Santa, Fe, New Mexico 87501

_________________, 2005

[SERVICER]
[ADDRESS]

Re: Servicing Control Agreement

Gentlemen:

           __________ (“Servicer”) is servicing certain mortgage loans (the “Mortgage Loans”) for Thornburg Mortgage Home Loans, Inc. (“Thornburg”) pursuant to that certain [servicing agreement (the “Servicing Agreement”) [dated ________, 200_] between the Servicer and Thornburg]. Thornburg obtains financing from various lenders (each, as further defined below, a “Lender” and individually and collectively, the “Lenders”), secured by the Mortgage Loans and related assets, including proceeds thereof (collectively, the “Collateral”). This letter agreement confirms the agreement among the Servicer, Thornburg and the Lenders as to the matters set forth herein.

           Servicer may be notified from time to time of the identity of Lenders by delivery to Servicer of a Lender Notice in the form of Annex 1 attached hereto, and upon delivery of such Lender Notice to Servicer the lender identified in such Lender Notice shall be a Lender hereunder entitled to all of the rights and benefits hereof, until such time as a Lender Termination Notice in the form of Annex 2 executed by the Lender shall have been delivered to Servicer with respect to such Lender. Servicer agrees to acknowledge receipt of each Lender Notice and Lender Termination Notice by executing such Lender Notice or Lender Termination Notice, as applicable, and delivering it to the applicable Lender, with a copy to Thornburg.

           Servicer acknowledges that the Collateral may include Thornburg’s right, title and interest in, to and under the Servicing Agreement, and that upon an event of default under the applicable financing arrangements, the applicable Lender shall be entitled to exercise and enforce Thornburg’s rights under the Servicing Agreement, including termination thereof to the extent provided in the Servicing Agreement and the applicable financing documents. Thornburg agrees to pay all termination fees or other amounts due to Servicer in connection with any termination of the Servicing Agreement and transfer of the servicing by Lender.

           Servicer further agrees that, unless otherwise agreed in writing by Thornburg and all of the Lenders, Servicer shall remit all amounts collected on account of the Mortgage Loans, after deduction of amounts which Servicer is entitled to retain in accordance with the Servicing Agreement, solely to the following account(s):

                (a)      with respect to Mortgage Loans that are master serviced by Wells Fargo as master servicer, to the account specified by such master servicer for such purposes; and

               (b)     in all other cases, to the following account:

ABA # 071000505 LaSalle CHGO/CTR/BNF /LaSalle Trust Account No. 7226851 Attn: Rita Lopez (312) 904-0351

           The provisions of the letter agreement shall apply to each Mortgage Loan from the time Servicer commences servicing of such Mortgage Loan pursuant to the Servicing Agreement until Servicer has received a Loan Termination Notice in the form of Annex 3 attached hereto executed by the Lender relating to such Mortgage Loan.

           Thornburg shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in accordance with this agreement.

           Notices or other communications hereunder shall be given or made in writing (including without limitation by email, telex or telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or in the applicable Lender Notice; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt.

           No provision of this letter agreement may be modified, amended or revoked without the prior written consent of Thornburg and each Lender.

           This letter agreement shall not be assignable by any party without the prior written consent of the other parties, shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws.

           Please acknowledge acceptance and agreement to the foregoing by signing and returning the enclosed copy of this letter.

Very truly yours,

THORNBURG MORTGAGE HOME LOANS, INC.

By:
Name:
Title:

Address for Notices:

150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
Attention: Xen Stanhope
Telecopier: (505) 954-5300
Telephone: (505) 954-5303

with a copy to:

Attention: Nate Fellers
Telecopier: (505) 954-5300
Telephone: (505) 954-5303

ACCEPTED AND AGREED TO: [SERVICER] By: Name: Title: Address for Notices: Attention: Telecopier: Telephone:

Annex 1

LENDER NOTICE

Gentlemen:

           You are hereby notified that the undersigned is a Lender as defined in, and subject to the rights and benefits of, the Servicing Control Agreement between Thornburg Mortgage Home Loans, Inc. and the Servicer identified below.

           Please acknowledge receipt of this Lender Notice by executing a copy hereof as provided below and delivering it to Lender, with a copy to Thornburg.

THORNBURG MORTGAGE HOME LOANS, INC. By: Name: Title: [LENDER] By: Name: Title: Address for Notices: Attention: Telecopier: Telephone:

ACKNOWLEDGED AND AGREED: [SERVICER] By: Name: Title:

Annex 2

LENDER TERMINATION NOTICE

To:      [SERVICER]

Re:	Letter Agreement dated ___________, 2005 between _____________ ("Servicer"), Thornburg Mortgage Home Loans, Inc. ("Thornburg") and the Lenders from time to time party thereto (the "Servicing Control Agreement")

Gentlemen:

           You are hereby notified that the undersigned Lender is no longer a Lender as defined in the above referenced Servicing Control Agreement.

           Please acknowledge receipt of this Lender Termination Notice by executing a copy hereof as provided below and delivering it to the undersigned, with a copy to Thornburg.

THORNBURG MORTGAGE HOME LOANS, INC. By: Name: Title: [LENDER] By: Name: Title:

ACKNOWLEDGED AND AGREED: [SERVICER] By: Name: Title:

Annex 3

LOAN TERMINATION NOTICE

To:      [SERVICER]

Re:	Letter Agreement dated ___________, 2005 between _____________ ("Servicer"), Thornburg Mortgage Home Loans, Inc. ("Thornburg") and the Lenders from time to time party thereto (the "Servicing Control Agreement")

Gentlemen:

           You are hereby instructed, effective on _____________ (the “Servicing Transfer Date”), to service the Mortgage Loans listed on Exhibit A attached hereto to _______________.

           From and after the Servicing Transfer Date, the Mortgage Loans listed on Exhibit A shall no longer be subject to the provisions of the Servicing Control Agreement.

THORNBURG MORTGAGE HOME LOANS, INC. By: Name: Title: [LENDER 1] By: Name: Title: [LENDER 2] By: Name: Title:

ACKNOWLEDGED AND AGREED: [SERVICER] By: Name: Title:

SCHEDULE I

Mortgage Loan Schedule

(delivered to the Trustee in electronic format)